UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 2)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Enumeral Biomedical Holdings, Inc.

____________________________________________________________________________________________

(Name of Registrant as Specified In Its Charter)

____________________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

ENUMERAL BIOMEDICAL HOLDINGS, INC.
________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 18, 2015
________________________________

TO THE STOCKHOLDERS OF ENUMERAL BIOMEDICAL HOLDINGS, INC.

You are cordially invited to attend the Annual Meeting of Stockholders of Enumeral Biomedical Holdings, Inc., a Delaware corporation (“Enumeral Biomedical” or the “Company”), to be held at the Company’s offices at 200 CambridgePark Drive, Suite 2000, Cambridge, Massachusetts 02140, on Thursday, June 18, 2015, at 12:00 noon, local time, for the following purposes:

1.    To elect two Class I directors nominated by the Board of Directors to serve until the 2018 Annual Meeting of Stockholders;

2.    To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers;

3.    To approve, on a non-binding advisory basis, the frequency for the advisory vote to approve the compensation of the Company’s named executive officers;

4.    To approve a proposal to grant the Board of Directors discretionary authority to amend the Company’s certificate of incorporation to effectuate a reverse stock split of the Company’s Common Stock, $.001 par value, by a ratio of no less than one-for-five and no more than one-for-fifteen with such ratio to be determined by the Board in its sole discretion (the “Reverse Split”) and with such Reverse Split to be effective at such time and date, if at all, as determined by the Board in its sole discretion, it being understood that the purpose of such Reverse Split is to attempt to obtain a listing on either The Nasdaq Capital Market or the NYSE MKT;

5.    To ratify the appointment of Friedman LLP, an independent registered public accounting firm, as the Company’s independent auditors for fiscal year 2015; and

6.    To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Company’s Board of Directors has fixed the close of business on Friday, May 1, 2015, as the record date for the Annual Meeting. This means that only holders of record of the Company’s common stock at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting or at any adjournment or postponement of the Annual Meeting.

Your vote is important. Whether or not you expect to attend the Annual Meeting, please read the accompanying proxy statement and promptly vote your proxy through the internet, by telephone or, if you received a printed form of proxy in the mail, by completing, dating, signing and returning the enclosed proxy so that your shares may be represented at the Annual Meeting. If you attend the Annual Meeting, you may vote in person even if you have previously returned your proxy.

By Order of the Board of Directors

Arthur H. Tinkelenberg, Ph.D.
President and Chief Executive Officer

Cambridge, Massachusetts May ___, 2015

ENUMERAL BIOMEDICAL HOLDINGS, INC.
200 CambridgePark Drive, Suite 2000
Cambridge, Massachusetts 02140
__________________

PROXY STATEMENT
__________________

ANNUAL MEETING OF STOCKHOLDERS
June 18, 2015
__________________

This Proxy Statement is furnished to the holders of common stock of Enumeral Biomedical Holdings, Inc. (“Enumeral Biomedical” or the “Company”) in connection with the solicitation of proxies on behalf of the board of directors for use at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 18, 2015, at 12:00 noon, local time at our offices at 200 CambridgePark Drive, Suite 2000, Cambridge, Massachusetts 02140, or for use at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying notice of annual meeting of stockholders. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting.

This proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2014, including financial statements, were first mailed on or about May ___, 2015 to stockholders entitled to vote at the Annual Meeting. Each holder of our common stock is entitled to one vote for each share held as of the Record Date with respect to all matters that may be considered at the Annual Meeting. Stockholder votes will be tabulated by the person(s) appointed by the board of directors to act as inspector(s) of election for the Annual Meeting.

We bear the expense of soliciting proxies. Our directors, officers and employees may solicit proxies personally or by telephone, facsimile, email or other means of communication, and we do not intend to pay additional compensation for doing so. In addition, we may reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries representing beneficial owners of our common stock for their expenses in forwarding soliciting materials to those beneficial owners.

QUESTIONS AND ANSWERS ABOUT THE 2015 ANNUAL MEETING

Q:   Who may vote at the Annual Meeting?

A:    The board of directors has established Friday, May 1, 2015 as the Record Date for the Annual Meeting. If you owned our common stock at the close of business on the Record Date, you may attend and vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held on all matters to be voted on. As of the Record Date, there were 51,607,665 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

Q:   What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:    If your shares are registered directly in your name with our transfer agent, Island Stock Transfer, you are considered, with respect to those shares, a “stockholder of record.” If you are a stockholder of record, we have sent these proxy materials to you directly.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. In that case, these proxy materials have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing.

Q:   What is the quorum requirement for the Annual Meeting?

A:    The holders of a majority of our outstanding shares of capital stock entitled to vote as of the Record Date must be present at the Annual Meeting in order for us to hold the meeting and conduct business. This is called a quorum. Your shares will be counted as present at the meeting if you:

•      Are present and entitled to vote in person at the Annual Meeting; or

•      Have properly submitted a proxy card or voter instruction card in advance of or at the Annual Meeting.

If you are present in person or by proxy at the meeting, but abstain from voting on any or all proposals, your shares are still counted as present and entitled to vote. Abstentions and broker non-votes are counted as present at the Annual Meeting for determining whether we have a quorum. A broker non-vote occurs when a broker returns a proxy but does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner. With respect to broker non-votes, the shares will not be considered entitled to vote at the Annual Meeting on non-routine matters, such as the election of directors, the Say on Pay Proposal, the Say on Pay Frequency Proposal and the Reverse Split Proposal, which means your broker may not vote your shares on Items 1, 2, 3 or 4 if you have not given your broker specific instructions as to how to vote. Please be sure to give specific voting instructions to your broker so that your vote can be counted.

Q:   What proposals will be voted on at the Annual Meeting?

A:    The proposals to be voted on at the Annual Meeting are as follows:

•      Item 1 - To elect the two Class I directors named in this proxy statement to serve until the 2018 annual meeting of stockholders;

•      Item 2 - To approve, on a non-binding advisory basis, the compensation of our named executive officers (the “Say on Pay Proposal”);

•      Item 3 - To approve, on a non-binding advisory basis, the frequency for the advisory vote to approve the compensation of our named executive officers (the “Say on Pay Frequency Proposal”);

•      Item 4 - To approve a proposal to grant our board of directors discretionary authority to amend the Company’s certificate of incorporation (the “RS Amendment”) to effectuate a reverse stock split of the Company’s Common Stock, $.001 par value, by a ratio of no less than one-for-five and no more than one-for-fifteen with such ratio to be determined by our board of directors in its sole discretion (the “Reverse Split”) and with such Reverse Split to be effective at such time and date, if at all, as determined by the board in its sole discretion (the “Reverse Split Proposal”), it being understood that the purpose of such Reverse Split is to attempt to obtain a listing on either The Nasdaq Capital Market or the NYSE MKT; and

•      Item 5 - To ratify the appointment of Friedman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

We will also consider any other business that properly comes before the Annual Meeting. As of the record date, we are not aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy card or voter instruction card will vote the shares they represent using their best judgment.

Q:   What vote is required to approve each item to be voted on at the Annual Meeting?

A:    Election of directors will be determined by a plurality vote of the combined voting power of all shares of our common stock present in person or by proxy and voting at the Annual Meeting. Accordingly, votes “withheld” from director-nominee(s), abstentions and broker non-votes will not count against the election of such nominee(s).

Approval, on a non-binding advisory basis, of the Say on Pay Proposal will be determined by the vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and voting on such matter. With respect to an abstention, the shares will be considered present and entitled to vote at the Annual Meeting and they will have the same effect as a vote against the matters. With respect to broker non-votes, the shares will not be considered entitled to vote at the Annual Meeting for such matter and they are not counted in the vote.

With respect to the Say on Pay Frequency Proposal, the frequency of every year, every two years and every three years, if any, that receives the affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the Annual Meeting will be the frequency for the advisory vote on compensation of our named executive officers that has been recommended by our stockholders. With respect to an abstention, the shares will be considered present and entitled to vote at the Annual Meeting and they will have the same effect as a vote against any frequency. With respect to broker non-votes, the shares will not be considered entitled to vote at the Annual Meeting for such matter and they are not counted in the vote.

With respect to the Reverse Split Proposal, approval will be determined by the vote of a majority of the shares of our common stock issued and outstanding. With respect to an abstention, the shares will be considered present and entitled to vote at the Annual Meeting and they will have the same effect as a vote against the matters. With respect to broker non-votes, the shares will not be considered entitled to vote at the Annual Meeting for such matter and they are not counted in the vote.

Approval of the proposal to ratify the appointment of Friedman LLP as our independent auditors for fiscal year 2015 or any other matter that may come before the Annual Meeting, will be determined by the vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and voting on such matters. With respect to an abstention, the shares will be considered present and entitled to vote at the Annual Meeting and they will have the same effect as votes against the matter.

Our board of directors has not received timely notice (and does not know) of any matters that are to be brought before the Annual Meeting other than as set forth in the Notice of Annual Meeting.

Q:   How does the Board recommend that I vote?

A:    Our board of directors recommends that you vote as follows:

•      FOR each of the nominees for director named in this Proxy Statement;

•      FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement;

•      FOR an advisory vote on the compensation of our named executive officers be held every “ONE” year;

•      FOR the approval of the Reverse Split Proposal; and

•      FOR the ratification of the appointment of Friedman LLP as our independent auditors for fiscal year 2015.

Q:   Can I access these proxy materials on the Internet?

A:    Yes. The notice of annual meeting, proxy statement, form of proxy card, and Annual Report on Form 10-K for the year ended December 31, 2014 are available under the Investors section of the Company’s website at www.enumeral.com. All materials will remain posted on www.enumeral.com until the conclusion of the Annual Meeting.

Q:   How may I vote my shares in person at the Annual Meeting?

A:    If your shares are registered directly in your name with our transfer agent, Island Stock Transfer, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to vote in person at the Annual Meeting. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to attend the Annual Meeting. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from your broker, nominee or trustee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Q:   How can I vote my shares without attending the Annual Meeting?

A:    Whether you hold shares directly as a registered stockholder of record or beneficially in street name, you may vote without attending the Annual Meeting. If you are the stockholder of record, you may submit your proxy by mail by signing and dating your proxy card and submitting it in the postage-paid envelope enclosed with this proxy statement. Alternatively, you may vote electronically via the Internet by following the instructions on the enclosed proxy card. If you are the beneficial owner of the shares, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing.

Q:   How can I change my vote after submitting it?

A:    If you are a stockholder of record, you can revoke your proxy before your shares are voted at the Annual Meeting by:

•      Filing a written notice of revocation bearing a later date than the proxy with our corporate secretary either before the Annual Meeting, at 200 CambridgePark Drive, Suite 2000, Cambridge, Massachusetts 02140 or at the Annual Meeting, at our principal office address listed on the first page of this proxy statement;

•      Duly executing a later-dated proxy relating to the same shares and delivering it to our corporate secretary either before the Annual Meeting or at the meeting and before the taking of the vote, at our principal office address listed on the first page of this proxy statement; or

•      Attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

If you are a stockholder of record voting via the Internet, you may also revoke your proxy by attending the Annual Meeting and voting in person, by submitting the proxy card in accordance with the instructions thereon or by voting again at a later time, via the Internet (your latest Internet vote, as applicable, will be counted and all earlier votes will be disregarded).

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other holder of record. You may also vote in person at the meeting if you obtain a legal proxy from your bank, broker or other holder of record as described in the answer to a previous question.

Q:   Who will solicit proxies on behalf of the Company?

A:    This proxy solicitation is being made on our company’s behalf by our board of directors. We will bear the costs of solicitations of proxies for the Annual Meeting. In addition to solicitation by mail, our directors, officers and regular employees may solicit proxies from stockholders by telephone, telegram, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. We have requested brokers, nominees, fiduciaries and other custodians to forward soliciting material to the beneficial owners of our common stock held of record by them, and such custodians will be reimbursed for their reasonable expenses.

Q:   Where can I find the voting results of the Annual Meeting?

A:    We will announce the voting results at the Annual Meeting. We will also disclose the results in a Current Report on Form 8-K that will be filed with the United States Securities and Exchange Commission, or SEC, within four business days after the date of the meeting.

ELECTION OF DIRECTORS

(Item 1)

Our board of directors is divided into three classes, designated Class I, Class II and Class III. Each class consists, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors. Class I directors were elected initially for a one-year term which will expire at this Annual Meeting, Class II directors were elected initially for a two-year term which will expire in 2016 and Class III directors were elected initially for a three-year term which will expire in 2017. At each succeeding annual meeting of stockholders beginning with this annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting will be elected for a three-year term. If the number of directors is changed, any increase or decrease will be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class will hold office for a term that will coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. Each has indicated a willingness to serve as a director again. If no other choice is specified in the accompanying proxy, the persons named therein have advised the board that it is their present intention to vote the proxy for the election of the nominees set forth below. Each of the members of our board of directors, including the nominees listed below, is presently a director of the Company, and was elected to such office by our stockholders in connection with the Merger (as defined below) or subsequently appointed by our board. Should a nominee become unable to accept nomination or election, it is intended that the persons named in the accompanying proxy will vote for the election of such other person as the board of directors may nominate in the place of such nominee on the recommendation of the Nominating and Governance Committee. There is no indication at present that any nominee will be unable to accept nomination.

The business address for each nominee for matters regarding the Company is 200 CambridgePark Drive, Suite 2000, Cambridge, Massachusetts 02140.

The following biographical information is provided with respect to each director:

Name	Age	Position	Date Named to Board of Directors	Director Class
John J. Rydzewski	62	Executive Chairman of the Board of Directors	July 31, 2014	I
Arthur H. Tinkelenberg, Ph.D.	48	President, Chief Executive Officer and Director	July 31, 2014	I
Allan P. Rothstein	57	Director	July 31, 2014	II
Barry Buckland, Ph.D.	67	Director	July 31, 2014	II
Paul J. Sekhri	56	Director	December 16, 2014	III
Robert L. Van Nostrand	58	Director	December 1, 2014	III
Daniel B. Wolfe, Ph.D.	38	Director	July 31, 2014	III

The following biographical information is provided with respect to each director. We believe that our board of directors represents a desirable mix of backgrounds, skills, and experiences. Below are some of the specific experiences, qualifications, attributes or skills in addition to the biographical information provided above that led to the conclusion that each person should serve as one of our directors in light of our business and structure.

Directors Standing for Election

John J. Rydzewski – Executive Chairman of the Board of Directors and Co-Founder

Mr. Rydzewski has served as the Executive Chairman of our board of directors since the Merger, and prior thereto served as a director of Enumeral Biomedical Corp. (“Enumeral”) since September 2010 and as Executive Chairman of Enumeral’s board since October 2011. From July 2006 to September 2011, Mr. Rydzewski was managing director of Christofferson, Robb & Co., an investment firm where he monetized life-sciences intellectual property covering large and small molecule therapeutics. His banking career included partnership responsibilities at Benedetto, Gartland & Co., an investment bank serving corporate and institutional clients, and officer positions in the merchant banking and healthcare specialty finance units of Kidder, Peabody & Co. Incorporated and Dean Witter Reynolds Inc. Prior to banking, he was a manager in the Bankruptcy Services Group of Price Waterhouse & Co. and he also previously held positions in industry. He has previously served as a director of publicly traded and privately held healthcare companies, and he currently serves as a director of Fidelis Care, Inc., a provider of health insurance coverage. Mr. Rydzewski is also Co-Chairman of the Board of Advisors of the RAND Corporation’s health policy research unit. He received an M.B.A. and a B.S. in Economics with Honors from The Wharton School of the University of Pennsylvania. The board of directors has concluded that Mr. Rydzewski should serve on our board because of his significant life sciences industry experience as an institutional investor, investment banker and corporate director.

Arthur H. Tinkelenberg, Ph.D. – President, Chief Executive Officer, Director and Co-Founder

Dr. Tinkelenberg has served as our President and Chief Executive Officer and a director of the Company since the Merger, and prior thereto was President, Chief Executive Officer and a director of Enumeral since September 2010. From 2003 through 2009, Dr. Tinkelenberg was a partner in Ascent Biomedical Ventures, a life sciences venture capital firm focused on early stage biomedical technologies, where he was responsible for originating and managing numerous biotechnology and medical device company investments. From January 2001 through July 2002, he served in the healthcare corporate finance and mergers and acquisitions group of Robertson Stephens. Prior to industry, Dr. Tinkelenberg conducted research in lipid metabolism, genomics, biochemistry, and cell biology as a Research Scientist at Columbia University from 1996 through 2000. He is a published author and inventor on a number of patents from projects initiated by him during his tenure in academic research. He received his Ph.D. in molecular genetics from The Rockefeller University and his B.A. in Biology from Grinnell College. The board of directors has concluded that Dr. Tinkelenberg should serve on our board because of his significant experience in the life sciences industry as an investment banker and venture capitalist, as well as his previous life sciences academic research.

Directors Continuing in Office

Class II - Term Expires at the 2016 Annual Meeting of Stockholders

Allan P. Rothstein – Director

Mr. Rothstein has been a member of our board of directors since the Merger, and prior thereto served as member of the board of directors of Enumeral since September 2013. Since December 2011, Mr. Rothstein has been a principal of Healthcare Recovery Services LLC, servicing financial aspects and enhancing revenue cycles of hospitals and other healthcare service enterprises. Mr. Rothstein has owned and managed Hedge Capital Partners LLC, an investment vehicle for venture capital, portfolio management and asset management, since April 2004, and he is also the owner of Shizoom LLC, a business funding company formed in March 2013. Mr. Rothstein was head of trading at Centurion Partners from September 2010 to August 2011. From 2002 through 2007, Mr. Rothstein was founder and Chairman of NanoDynamics Inc. He has served as a member of the National Nanotechnology Business Alliance and the New York Nanotechnology Business Alliance advisory boards and the Dean’s Council of the Graduate School of SUNY Stonybrook. Mr. Rothstein has over 30 years’ experience in the financial industry, having started his career at Shearson Loeb Rhoades where he handled arbitrage lines for domestic and international customers. In 1982, he became a member of the New York Futures Exchange. In 1990 he joined Fahnestock & Company (presently, Oppenheimer & Company) as a Nasdaq market maker. In his role as Senior Vice President and co-head of Nasdaq Trading, Mr. Rothstein was responsible for trading in over 500 markets, oversight of all Nasdaq market making and trading systems construction and integration. Mr. Rothstein graduated as a Benjamin Franklin Scholar from The University of Pennsylvania, magna cum laude, in 1980. The board of directors has concluded that Mr. Rothstein should serve on our board because of his significant experience as an investor in, and advisor to, emerging technology companies.

Barry Buckland, Ph.D. – Director, Co-Founder and Chairman of the Scientific Advisory Board

Dr. Buckland has been a member of our board of directors since the Merger and prior thereto served as member of the board of directors of Enumeral since December 2009. Dr. Buckland’s career in the pharmaceutical industry includes his leadership of Merck’s bioprocess Research and Development Group, which saw the market launch of major biological products, including Gardasil, Rotateq, and Zostavax. Since May 2009, Dr. Buckland has been the Chief Executive Officer of BiologicB LLC, a consulting firm working with biotechnology and vaccine products. He is the recipient of numerous awards, among them the Donald Medal, UK Institute of Chemical Engineering in 2002, Prix Galien award as a member of the team that received the Vaccine Award for Gardasil in 2007, the Marvin Johnson award by ACS for lifetime contribution to Biotechnology in 2008, and the PhRMA Discoverer of the Year for development of the Merck HPV vaccine (along with Eliav Barr and Kathrin Jansen) in 2009. He has chaired multiple International Conferences related to Bioprocess Research and Development and Vaccine Technology and is an author on over 70 papers. He has been a Visiting Professor at University College London since 1995. Dr. Buckland earned his Ph.D. in Biochemical Engineering at University College London in 1974. The board of directors has concluded that Dr. Buckland should serve on our board because of his significant experience in the pharmaceutical and biotechnology industries.

Class III - Term Expires at the 2017 Annual Meeting of Stockholders

Daniel B. Wolfe, Ph.D. – Director

Dr. Wolfe has been a member of our board of directors since the Merger, and prior thereto served as member of the board of directors of Enumeral since 2009. Since January 2009, Dr. Wolfe has served as President and Chief Operating Officer of Harris & Harris Group, Inc., a publicly traded venture capital firm that invests in transformative companies enabled by disruptive science. Dr. Wolfe has also served as a Managing Director of Harris & Harris Group, Inc. since January 2008. Previously, he served as Harris & Harris Group, Inc.’s Chief Financial Officer from January 2008 to December 2012 and as Treasurer from May 2008 to December 2012. Dr. Wolfe has served as President and Chief Operating Officer of H&H Ventures Management, Inc., a wholly-owned subsidiary of Harris & Harris Group, Inc., since January 2009. Dr. Wolf previously served H&H Ventures Management as Chief Financial Officer from January 2009 to December 2012, and as a director from October 2008 to May 2012. At the request of Harris & Harris Group, Inc., Dr. Wolfe served as Chief Executive Officer of Evolved Nanomaterial Sciences from July 1, 2008 to September 28, 2009. Evolved Nanomaterial Sciences filed for bankruptcy protection under Chapter 7 of the U.S. Bankruptcy Code on September 30, 2009. Dr. Wolfe also serves on the boards of SiOnyx, Inc., SynGlyco, Inc., and Ultora, Inc. He completed his Ph.D. and A.M. in Chemistry at Harvard University, and graduated from Rice University with a B.A. in Chemistry. The board of directors has concluded that Dr. Wolfe should serve on our board because of his significant experience in capital markets and previous scientific background.

Paul J. Sekhri – Director

Mr. Sekhri has been a member of the Board of Directors of the Company since December 2014. Since February 2015, Mr. Sekhri has served as President and Chief Executive Officer and a member of the board of directors of Lycera Corp., a biopharmaceutical company that is developing medicines to treat cancer and autoimmune disease. From April 2014 to February 2015, Mr. Sekhri was Senior Vice President, Integrated Care at Sanofi S.A., a multinational pharmaceutical company, where he led the company’s efforts to create innovative solutions and business models to meet patient needs. Prior to Sanofi, Mr. Sekhri served from June 2013 to March 2014 as Group Executive Vice President, Global Business Development and Chief Strategy Officer for Teva Pharmaceutical Industries, Ltd., a multinational pharmaceutical company. From January 2009 to May 2014, Mr. Sekhri served as Operating Partner and Head of the Biotechnology Operating Group at TPG Biotech, the life sciences venture capital arm of TPG Capital. From 2004 to 2009, Mr. Sekhri was Founder, President, and Chief Executive Officer of Cerimon Pharmaceuticals, Inc. Prior to founding Cerimon, Mr. Sekhri was President and Chief Business Officer of ARIAD Pharmaceuticals, Inc. from 2003 to 2004. From 2002 to 2003, Mr. Sekhri was a partner at New Leaf Ventures, where he focused on healthcare investments. From 1999 to 2003, Mr. Sekhri held various positions at Novartis Pharma AG, including Senior Vice President and Head of Global Search and Evaluation, Business Development and Licensing. Mr. Sekhri serves on the board of directors of Veeva Systems Inc., a publicly-held cloud-based software company focused on the life sciences industry. Mr. Sekhri is also a member of the board of directors of Ascendancy Healthcare Inc., a privately held company focused on the development and registration of pharmaceutical products in China and other high-growth Asian markets. Mr. Sekhri serves on the board of directors of the non-profit Cancer Research Institute, the BioExec Institute, Inc., the Industry Advisory Board of the Michael J. Fox Foundation, the TB Alliance, the Tectonic Theatre Project, and Young Concert Artists, Inc. Mr. Sekhri is a member of the Patrons Council of Carnegie Hall, where he served as a member of the Board of Trustees from 2010 to 2012. Mr. Sekhri holds a B.S. in Zoology from the University of Maryland. The board of directors has concluded that Mr. Sekhri should serve on our board because of his significant experience as a senior executive and director in the life sciences industry.

Robert L. Van Nostrand – Director

Mr. Van Nostrand has been a member of the Board of Directors of the Company since December 2014. Since 2010, Mr. Van Nostrand has served as an advisor and board member to several biotechnology companies. From January 2010 to July 2010, Mr. Van Nostrand was Executive Vice President and Chief Financial Officer of Aureon Laboratories, Inc., a pathology life sciences company. Prior to joining Aureon Laboratories, Mr. Van Nostrand served as Executive Vice President and Chief Financial Officer of AGI Dermatics, Inc., a private biotechnology company, from July 2007 to September 2008, at which time the company was acquired. From May 2005 to July 2007, Mr. Van Nostrand served as the Senior Vice President and Chief Compliance Officer of OSI Pharmaceuticals, Inc. a biotechnology company, where he previously served as Vice President and Chief Financial Officer from December 1996 through May 2005, and as Vice President, Finance and Administration prior to that. He also served as OSI’s Treasurer from March 1992 to May 2005, and as Secretary from March 1995 to January 2004. Mr. Van Nostrand joined OSI as Controller and Chief Accounting Officer in September 1986. Prior to joining OSI, Mr. Van Nostrand served in a managerial position with the accounting firm of Touche Ross & Co. (now Deloitte). Mr. Van Nostrand serves on the board of directors Achillion Pharmaceuticals, Inc., a publicly-held biotechnology company, where he is chairman of the audit committee and a member of the compensation committee. Mr. Van Nostrand also serves on the board of directors and is chairman of the audit committee of Intra-Cellular Therapies, Inc. and Metabolix, Inc., both publicly-held biotechnology companies. In addition, Mr. Van Nostrand is chairman of the board of directors at Metabolix. Mr. Van Nostrand is on the board of the Biomedical Research Alliance of New York, a private company providing clinical trial services, as well as the Board of the New York Biotechnology Association, where he previously served as chairman. In addition, he is on the Foundation Board of Farmingdale University. Mr. Van Nostrand holds a B.S. in Accounting from Long Island University, New York, and he is a Certified Public Accountant. The board of directors has concluded that Mr. Van Nostrand should serve on our board because of his significant experience as a senior executive and director in the life sciences industry.

Except for Messrs. Rydzewski, Sekhri and Van Nostrand, none of our current directors or executive officers have served as a director of another public company within the past five years.

On July 31, 2014, our wholly owned subsidiary, Enumeral Acquisition Corp. (“Acquisition Sub”) merged (the “Merger”) with and into Enumeral. Enumeral was the surviving corporation in the Merger and became our wholly owned subsidiary. All of the outstanding shares of Enumeral stock were converted into shares of our common stock. Also on July 31, 2014, we closed a private placement offering (the “PPO”) of 21,549,510 Units of our securities, at a purchase price of $1.00 per unit, each unit consisting of one share of our common stock and a warrant to purchase one share of common stock at an exercise price of $2.00 per share. In connection with the transactions pursuant to the Merger, certain stockholders of the Company (holding approximately 70% of the common stock), including all of the investors in the PPO, all of the pre-Merger stockholders of the Company and certain of the Enumeral stockholders (including all of its officers directors and principal stockholders) entered into a voting agreement in which they have agreed to vote their Company stock to maintain the composition of the Company’s board of directors (the “Voting Agreement”). The Voting Agreement will terminate on July 31, 2016.

To our knowledge, there are no arrangements or understandings between any director, director nominee or executive officer and any other person pursuant to which any person was selected as a director, director nominee or executive officer, other than the Voting Agreement. There are no family relationships between any of our directors, director nominees or executive officers. To our knowledge, there have been no material legal proceedings as described in Item 401(f) of Regulation S-K during the last ten years that are material to an evaluation of the ability or integrity of any of our directors, director nominees or executive officers. In addition, to our knowledge, there are no pending legal proceedings to which any of the directors or executive officers is a party adverse to or has a material interest that is adverse to the Company or Enumeral.

Required Vote

At the Annual Meeting, the Company’s stockholders will elect as directors the two nominees who receive the highest number of stockholder votes. The persons elected as directors will serve until the 2018 annual election of directors by the Company’s stockholders. In accordance with Delaware law, abstentions will be counted for purposes of determining the presence or absence of a quorum, but broker non-votes will not. Abstentions and broker non-votes will not be counted for purposes of determining the number of shares represented and voted in the election of directors and, accordingly, will not affect the election of directors.

The Board of Directors recommends a vote FOR each Director Nominee to serve on the Board of Directors. Proxies received by the Board of Directors will be so voted unless stockholders specify in their proxy a contrary choice.

Board of Directors and Corporate Governance

While we are currently quoted on the over-the-counter market, we have adopted the corporate governance standards of a listed company on the Nasdaq Stock Market, or Nasdaq. These standards require that a majority of the members of our board of directors be “independent,” as Nasdaq defines that term, and that our board make an affirmative determination as to the independence of each director. Consistent with these rules, our board of directors undertook its annual review of director independence in February 2015. During the review, our board considered relationships and transactions during 2014 and during the past three fiscal years between each director or any member of his or her immediate family, on the one hand, and the Company and its subsidiaries and affiliates, on the other hand. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. Based on this review, our board of directors determined that Drs. Buckland and Wolfe and Messrs. Sekhri and Van Nostrand are independent under the criteria established by Nasdaq and by our board of directors.

Our board of directors held 5 meetings during 2014, and each incumbent director standing for election attended all of the meetings of the board and the meetings of those committees on which each incumbent director served, in each case during the period that such person was a director. The permanent committees established by our board of directors are the audit committee, the compensation committee, and the nominating and governance committee, descriptions of which are set forth in more detail below.

Each member of our board of directors is expected to participate, either in person or via teleconference, in meetings of the board and meetings of committees of which each director is a member, and to spend the time necessary to properly discharge such director’s respective duties and responsibilities. Although we do not have a written policy regarding directors’ attendance at annual meetings of stockholders, all directors are encouraged to attend. As we had no operations prior to the Merger, we did not have an annual meeting of stockholders in 2014.

Board Leadership Structure

Our board of directors is currently chaired by Mr. Rydzewski. The Board Chairman has authority, among other things, to call and preside over board of directors meetings, to set meeting agendas and to determine materials to be distributed to the board. We believe that having a Board Chairman separate from the chief executive officer can enhance the effectiveness of the board of directors as a whole. In addition, our board believes it should be able to freely select the Board Chairman based on criteria that it deems to be in the Company’s best interests and the interests of our stockholders, and therefore one person may, in the future, serve as both our Chief Executive Officer and Board Chairman.

The board has designated Mr. Van Nostrand as the lead independent director. We believe that the position of lead independent director reinforces the independence of the board in its oversight of the Company’s business and affairs. The lead independent director, among his other duties and responsibilities, serves as chairman at sessions of the independent and non-employee directors, and is the principal liaison between the independent and non-management directors and the Board Chairman, the President and Chief Executive Officer, and our senior management. The lead independent director consults with the Board Chairman regarding the schedule of board meetings, as well as the agenda and information to be presented at such meetings. When the Board Chairman is not present, the lead independent director acts as chairman of board meetings. Pursuant to the lead independent director charter, the individual holding that position must meet the independence requirements set forth in the applicable rules and listing standards of Nasdaq, or such other national securities exchange on which our securities are then listed.

Role of the Board in Risk Oversight

Our board of directors has an active role in overseeing management of the Company’s risks, which the board administers directly as well as through various standing committees of the board that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure, including information regarding our credit, liquidity and operations and the risks associated with each. Our primary risks are currently associated with the development of our platform technology, including our ability to raise additional capital to complete the development and potential commercialization of product candidates using our platform technology. The audit committee of the board of directors has the responsibility to consider and discuss our major financial risk exposures and the steps that our management has taken to monitor and control these exposures. The audit committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of the Company’s internal controls over financial reporting. The nominating and governance committee of the board of directors monitors the effectiveness of the Company’s corporate governance guidelines, and manages risks associated with the independence of the board of directors and potential conflicts of interest. The compensation committee of the board of directors assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. While each committee is responsible for evaluating certain risks and overseeing management of such risks, the entire board of directors is regularly informed through committee reports about such risks.

Communicating with the Board of Directors

Stockholders can mail communications to our board of directors to our Corporate Secretary, Enumeral Biomedical Holdings, Inc., 200 CambridgePark Drive, Suite 2000, Cambridge, Massachusetts 02140, who will forward the correspondence to each addressee.

Board Committees

Audit Committee

The audit committee was established on August 4, 2014 and currently consists of Dr. Wolfe, as chairman, and Messrs. Sekhri and Van Nostrand. Messrs. Sekhri and Van Nostrand were appointed to replace Dr. Buckland and Mr. Rothstein in February 2015. Dr. Buckland and Mr. Rothstein were appointed to the audit committee in August 2014 when the committee was formed following the Merger. The audit committee held 2 committee meetings during 2014.

The duties and responsibilities of the audit committee are set forth in the charter of the audit committee. A copy of the charter of the audit committee is available under the Investors—Corporate Governance section of our corporate website at www.enumeral.com. Among other things, the duties and responsibilities of the audit committee include reviewing and monitoring our financial statements and internal accounting procedures, the selection of our independent registered public accounting firm and consulting with and reviewing the services provided by our independent registered public accounting firm. The audit committee has sole discretion over the retention, compensation, evaluation and oversight of our independent registered public accounting firm.

The Unites States Securities and Exchange Commission, or SEC, and Nasdaq have established rules and regulations regarding the composition of audit committees and the qualifications of audit committee members. Our board of directors has examined the composition of the audit committee and the qualifications of the audit committee members in light of the current rules and regulations governing audit committees. Based upon this examination, our board of directors has determined that each member of the audit committee is independent and is otherwise qualified to be a member of the audit committee in accordance with the rules of the SEC and Nasdaq.

Additionally, the SEC requires that at least one member of the audit committee have a “heightened” level of financial and accounting sophistication. Such a person is known as the “audit committee financial expert” under the SEC’s rules. Our board of directors has determined that Dr. Wolfe and Mr. Van Nostrand each satisfies the definition of “audit committee financial expert” in the rules and regulations of the SEC, and each is an independent member of the board of directors and the audit committee.

The report of the audit committee can be found beginning on page 37 of this proxy statement.

Compensation Committee

The compensation committee was established on August 4, 2014 and currently consists of Mr. Sekhri, as chairman, Dr. Buckland and Mr. Van Nostrand. Messrs. Sekhri and Van Nostrand were appointed to replace Mr. Rothstein and Dr. Wolfe in February 2015. Mr. Rothstein and Dr. Wolfe were appointed to the compensation committee in August 2014 when the committee was formed following the Merger. The compensation committee did not hold any committee meetings during 2014.

The duties and responsibilities of the compensation committee are set forth in the charter of the compensation committee. A copy of the charter of the compensation committee is available under the Investors—Corporate Governance section of our corporate website at www.enumeral.com. As discussed in its charter, among other things, the duties and responsibilities of the compensation committee include evaluating the performance of our executive officers, determining the overall compensation of our executive officers and administering all executive compensation programs, including, but not limited to, our incentive and equity-based plans. The compensation committee evaluates the performance of our executive officers on an annual basis and reviews and approves on an annual basis all compensation programs and awards relating to such officers. The compensation committee applies discretion in the determination of individual executive compensation packages to ensure compliance with our compensation philosophy. Our chief executive officer makes recommendations to the compensation committee with respect to the compensation packages for officers other than himself.

Nasdaq has established rules and regulations regarding the composition of compensation committees and the qualifications of compensation committee members. Our board of directors has examined the composition of the compensation committee and the qualifications of the compensation committee members in light of the current rules and regulations governing compensation committees. Based upon this examination, our board of directors has determined that each member of the compensation committee is independent and is otherwise qualified to be a member of the compensation committee in accordance with such rules.

None of our executive officers has served as a member of the compensation committee (or other committee serving an equivalent function) of any other entity.

Nominating and Governance Committee

The nominating and governance committee was established in February 2015 and currently consists of Dr. Buckland, as chairman, and Messrs. Sekhri and Van Nostrand.

The duties and responsibilities of the nominating and governance committee are set forth in the nominating and governance committee charter. A copy of the nominating and governance committee charter is available under the Investors—Corporate Governance section of our corporate website at www.enumeral.com. Among other things, the duties and responsibilities of the nominating and governance committee include identifying individuals qualified to become board members, recommending director nominees to the board for the next annual meeting of stockholders, evaluating the overall effectiveness of the board, developing, mentoring and evaluating our corporate governance practices, and performing such other duties as enumerated in and consistent with its charter.

The nominating and governance committee will also consider candidates recommended by stockholders for nomination to the board of directors. A stockholder who wishes to recommend a candidate for nomination to the board of directors must submit such recommendation to Enumeral Biomedical Holdings, Inc., 200 CambridgePark Drive, Suite 2000, Cambridge, Massachusetts 02140; Attention: Corporate Secretary. All stockholder recommendations of candidates for nomination for election to the board of directors must be in writing and must set forth the following: (i) the candidate’s name, age, business address, and other contact information, (ii) the number of shares of our common stock beneficially owned by the candidate, (iii) a complete description of the candidate’s qualifications, experience, background and affiliations, as would be required to be disclosed in the proxy statement pursuant to Schedule 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iv) a sworn or certified statement by the candidate in which he or she consents to being named in the proxy statement as a nominee and to serve as director if elected, and (v) the name and address of the stockholder(s) of record making such a recommendation and the number of shares owned by the recommending stockholder(s).

We believe that our board of directors as a whole should encompass a range of talent, skill and expertise enabling it to provide sound guidance with respect to our operations and interests. The nominating and governance committee evaluates all candidates for the board of directors by reviewing their biographical information and qualifications. The nominating and governance committee then determines, based on the background information and the information obtained in the interviews, whether to recommend to the board of directors that the candidate be nominated for approval by the stockholders to fill a directorship. With respect to an incumbent director whom the nominating and governance committee is considering as a potential nominee for re-election, the nominating and governance committee reviews and considers the incumbent director’s service during his or her term, including the number of meetings attended, level of participation, and overall contribution to the board of directors. The manner in which the nominating and governance committee evaluates a potential nominee will not differ based on whether the candidate is recommended by the directors or stockholders.

Nasdaq has established rules and regulations regarding the composition of nominations committees and the qualifications of nominations committee members. The board of directors has examined the composition of the nominating and governance committee and the qualifications of the members of the nominating and governance committee in light of the current rules and regulations governing nominations committees. Based upon this examination, the board of directors has determined that each member of the nominating and governance committee is independent and is otherwise qualified to be a member of the nominating and governance committee in accordance with such rules.

The Company does not have a formal policy in place with regard to the consideration of diversity of candidates for the board of directors, but the board of directors strives to nominate candidates with a variety of complementary skills so that, as a group, the board of directors will possess the appropriate talent, skills and expertise to oversee the Company’s business.

Code of Ethics and Business Conduct

The Company has adopted a written code of ethics and business conduct that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code of ethics and business conduct is available under the Investors—Corporate Governance section of our corporate website at www.enumeral.com. A copy of the code of ethics and business conduct will also be provided to any person, without charge, upon written request sent to Enumeral Biomedical Holdings, Inc., 200 CambridgePark Drive, Suite 2000, Cambridge, Massachusetts 02140; Attention: Corporate Secretary. Any amendments to or waivers of the code of ethics and business conduct will be promptly posted on our website at www.enumeral.com or in a Current Report on Form 8-K, as required by applicable laws.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and ten percent stockholders to file initial reports of ownership and reports of changes in ownership of our common stock with the SEC. Directors, executive officers and ten percent stockholders are also required to furnish us with copies of all Section 16(a) forms that they file. As we did not register our common stock under Section 12(g) of the Exchange Act until April 3, 2015, our directors, executive officers and ten percent stockholders were not required to file any Section 16(a) fillings during calendar year 2014.

Related Person Transaction Approval Policy

While we have no written policy regarding approval of transactions between us and a related person, our board of directors, as matter of appropriate corporate governance, reviews and approves all such transactions to the extent required by applicable rules and regulations. Generally, management would present any related person transactions proposed to be entered into by us to the board of directors for approval. The board may approve the transaction if it is deemed to be in the best interests of our stockholders and the Company.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Our current executive officers are as follows:

Name	Age	Position	Date Named as Executive Officer
John J. Rydzewski	62	Executive Chairman of the Board	July 31, 2014
Arthur H. Tinkelenberg, Ph.D.	48	President, Chief Executive Officer and Director	July 31, 2014
Anhco Nguyen, Ph.D.	42	Vice President of Research and Development	July 31, 2014
Derek Brand	38	Vice President of Business Development	July 31, 2014
Kevin G. Sarney	50	Vice President of Finance, Chief Accounting Officer and Treasurer	July 31, 2014

No executive officer is related by blood, marriage or adoption to any other director or executive officer. Executive officers are appointed by our board of directors and serve at the board’s pleasure. The biographies of Mr. Rydzewski and Dr. Tinkelenberg are presented in connection with Election of Directors beginning on page 6 of this proxy statement. The principal occupation and business experience during the past five years for our other executive officers is as follows:

Anhco Nguyen, Ph.D. – Vice President of Research and Development

Dr. Nguyen has served as our Vice President of Research and Development since the Merger, and prior thereto held positions of increasing responsibility since joining Enumeral in January 2012. Dr. Nguyen leads our research and development team and is responsible for both our proprietary discovery and corporate partnership programs. He participates with our business development team in structuring new research collaboration initiatives. He brings to this role significant industry experience in the development of therapeutic antibodies for treatment of cancer and multiple sclerosis, including as staff scientist at Forma Therapeutics from June 2009 to January 2012, and as staff scientist at Genzyme Corp. from June 2006 to May 2009. He completed postdoctoral training at MIT’s Cancer Center and was the recipient of a Presidential Postdoctoral Fellowship, which he completed at the Novartis Institute for Biomedical Research. He received his Ph.D. in Immunology from Washington University and his A.B. in Biology from Harvard College. He has co-authored numerous articles in the fields of cancer and immunology.

Derek Brand – Vice President of Business Development

Mr. Brand has served as our Vice President of Business Development since the Merger, and prior thereto held positions of increasing responsibility since joining Enumeral in May 2011. Mr. Brand is responsible for initiating, negotiating and executing business collaborations with biopharmaceutical companies and other potential parters. He has broad-based experience creating and implementing growth strategies for biomedical startup companies, having served in both business roles and scientific capacities. From October 2007 to May 2011, Mr. Brand served as Director of Business Development at the New York Academy of Sciences, a scientific organization with over 20,000 members throughout the world. From July 2005 to October 2007, Mr. Brand served as Global Product Manager for the GE Sensing division of General Electric, a multinational conglomerate. Prior in his career, Mr. Brand served in business development and research roles for several life sciences and medical device companies, and as an equity analyst covering emerging biotech and pharmaceutical companies. He received his MBA from Babson College and his B.A. in Biology from Hamilton College.

Kevin G. Sarney – Vice President of Finance, Chief Accounting Officer and Treasurer

Kevin G. Sarney has served as our Vice President of Finance, Chief Accounting Officer and Treasurer since the Merger. From September 2013 to July 2014, Mr. Sarney served as Vice President, Finance and Administration for Avaxia Biologics, Inc., a privately-held clinical-stage biopharmaceutical company developing gut-targeted therapeutics. Prior to joining Avaxia, Mr. Sarney provided financial consulting services to various life sciences companies from May 2009 to August 2013, including at Helicos BioSciences Corporation, a publicly traded medical device sequencing company, from December 2009 to May 2010 and at Archemix Corp., a privately held aptamer therapeutics company, from June 2010 to February 2012. From March 2005 to April 2009, Mr. Sarney held positions of increasing responsibility at Nitromed, Inc., a publicly traded cardiovascular-focused pharmaceutical company, culminating as Corporate Controller and Principal Accounting Officer. Mr. Sarney earned a B.S. in business management from the University of Hartford, an M.B.A. from Boston University, and an M.A. in accounting from Suffolk University. Mr. Sarney is a certified public accountant in the Commonwealth of Massachusetts.

Summary Compensation Table

The following table sets forth information concerning the total compensation paid or accrued by the Company and Enumeral during the last two fiscal years indicated to (i) all individuals that served as our or Enumeral’s principal executive officer or acted in a similar capacity for the Company or Enumeral at any time during the most recent fiscal year indicated; (ii) the two most highly compensated executive officers who were serving as executive officers of the Company or Enumeral at the end of the most recent fiscal year indicated; and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to clause (ii) above but for the fact that the individual was not serving as an executive officer of the Company or Enumeral at the end of the most recent fiscal year indicated.

Name & Principal Position	Fiscal Year ended December 31,	Salary ($)		Stock Awards ($)(1)	Option Awards ($)(2)		All Other Compensation ($)	Total ($)
John J. Rydzewski	2014	167,359	(3)	—	233,461	(4)	—	400,820
Executive Chairman	2013	200,000	(5)	87,480	—		—	287,480

Arthur H. Tinkelenberg, Ph.D.	2014	174,609	(3)	—	248,769	(6)	—	423,378
President and Chief Executive Officer	2013	250,000	(5)	87,480	—		—	337,480

Kevin G. Sarney(7) Vice President of Finance, Chief Accounting Officer and Treasurer	2014	85,416		—	268,557		—	353,973

____________

(1)   These amounts represent the aggregate fair value on the date the restricted stock was granted to each named executive officer.

(2)   These amounts represent the aggregate grant date fair value of (a) stock option awards granted in fiscal year 2014 under our 2014 Equity Incentive Plan and (b) with respect to Mr. Rydzewski and Dr. Tinkelenberg, warrants to purchase shares of Enumeral Series B Preferred Stock granted in fiscal 2014, as further detailed in notes (3), (4) and (6) below. In all cases, these amounts are computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, or “Topic 718.”  These amounts do not represent the actual amounts paid to or realized by the Named Executive Officers during fiscal year 2014, and there can be no assurance that the Topic 718 amount will ever be realized. A description of the assumptions we used for purposes of determining grant date fair value is set forth in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on March 19, 2015. The named executive officers will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options or warrants, as applicable.

(3)   During the first half of 2014, Mr. Rydzewski and Dr. Tinkelenberg each agreed to a reduction in salary until such time as Enumeral obtained at least $2 million in proceeds in connection with either a financing transaction or a corporate collaboration or similar arrangement. Mr. Rydzewski’s and Dr. Tinkelenberg’s full salaries were restored in connection with the Merger. In relation to this salary reduction, Mr. Rydzewski and Dr. Tinkelenberg received warrants to purchase 47,058 and 58,823 shares of Enumeral Series B Preferred Stock, respectively, as further detailed in notes (4) and (6) below. In connection with the Merger, Mr. Rydzewski’s and Dr. Tinkelenberg’s Enumeral Series B Preferred Stock warrants were converted into warrants to purchase 137,762 and 172,204 shares of our common stock, respectively.

(4)   This amount reflects (a) $172,230 related to a July 31, 2014 grant of 300,000 incentive stock options to purchase shares of our common stock and (b) $61,231 related to the grant of warrants to purchase 47,058 shares of Enumeral Series B Preferred Stock, as detailed in Note (3) above.

(5)   In October 2013, Mr. Rydzewski and Dr. Tinkelenberg agreed to purchase shares of common stock from Enumeral at the fair market value of $0.27 per share in an aggregate amount equal to the net cash salary (after standard withholding) otherwise payable to each executive for the period between October 1, 2013 and December 31, 2013. The amounts in the summary compensation table above include the salary that was paid to each executive for this period, which each executive subsequently paid to Enumeral in exchange for shares of Enumeral common stock.

(6)   This amount reflects (a) $172,230 related to a July 31, 2014 grant of 300,000 incentive stock options to purchase shares of our common stock and (b) $76,539 related to the grant of warrants to purchase 58,823 shares of Enumeral Series B Preferred Stock, as detailed in Note (3) above.

(7)   Mr. Sarney’s employment with Enumeral commenced on July 31, 2014.

We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans.

Except as indicated below, we have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers listed above.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2014, we have one compensation plan, the Enumeral Biomedical Holdings, Inc. 2014 Equity Incentive Plan, or the 2014 Plan. The 2014 Plan was approved by our stockholders on July 31, 2014 and provides for awards of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, and performance units. The table below provides information with respect to the outstanding equity awards of Mr. Rydzewski, Dr. Tinkelenberg and Mr. Sarney as of December 31, 2014.

	Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
John J. Rydzewski	12,504	(1)	87,496	(1)	200,000	(2)	1.00	07/30/2024	163,665	(3)	171,848	(5)
									18,369	(4)	19,287	(5)
Arthur H. Tinkelenberg, Ph.D.	12,504	(1)	87,496	(1)	200,000	(2)	1.00	07/30/2024	163,665	(3)	171,848	(5)
Kevin G. Sarney	—		300,000	(6)	50,000	(7)	1.00	07/30/2024	—		—

____________

(1)   Consists of incentive stock options granted on July 31, 2014 for 100,000 shares of our common stock, which vest monthly over four years in 48 equal monthly installments, beginning on July 31, 2014.

(2)   Consists of incentive stock options granted on July 31, 2014 for 200,000 shares of our common stock which vest upon satisfactory achievement of performance-based objectives. These objectives have not yet been met.

(3)   Represents the unvested portion of restricted stock awards made to each of Mr. Rydzewski and Dr. Tinkelenberg in the amount of 324,000 shares of Enumeral common stock granted as of January 2, 2013, of which 13,500 shares were immediately vested upon grant and the balance vests in 46 equal monthly installments beginning on January 26, 2013. In connection with the Merger, Mr. Rydzewski’s and Dr. Tinkelenberg’s Enumeral restricted stock awards were each converted into restricted stock awards for 357,086 shares of our common stock.

(4)   Represents the unvested portion of a restricted stock award made to Mr. Rydzewski in the amount of 100,000 shares of Enumeral common stock granted as of October 1, 2011, of which (a) 1/3 of the shares underlying the restricted stock award vested in four equal quarterly installments on December 31, 2011, March 31, 2012, June 30, 2012 and September 30, 2012; and (b) 2/3 of the shares underlying the restricted stock award vest in 36 equal monthly installments beginning on October 31, 2012.

(5)   The market value of the unvested shares of restricted stock is calculated based on a market value of $1.05 per share (the closing price of our common stock on the OTCQB on December 31, 2014) multiplied by the number of shares.

(6)   Consists of incentive stock options granted July 31, 2014 for 300,000 shares of our common stock, of which 75,000 shares vest on July 31, 2015 and 225,000 shares vest monthly over three years in 36 equal monthly installments beginning on August 31, 2015.

(7)   Consists of incentive stock options granted July 31, 2014 for 50,000 shares of our common stock which shall vest upon satisfactory achievement of performance-based objectives. These objectives have not yet been met.

The following table sets forth certain information with respect to grants of stock options to the Named Executive Officers during fiscal year 2014:

GRANTS OF PLAN BASED AWARDS TABLE
Name	Grant Date		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/Share)	Grant Date Fair Value ($)(1)
John J. Rydzewski	07/31/2014		300,000	1.00	172,230
	07/31/2014	(2)	137,762	0.726	61,231

Arthur H. Tinkelenberg, Ph.D.	07/31/2014		300,000	1.00	172,230
	07/31/2014	(2)	172,204	0.726	76,539

Kevin G. Sarney	07/31/2014		350,000	1.00	268,557

____________

(1)   These amounts represent the aggregate grant date fair value of (a) stock option awards granted in fiscal year 2014 under our 2014 Equity Incentive Plan and (b) with respect to Mr. Rydzewski and Dr. Tinkelenberg, warrants to purchase shares of Enumeral Series B Preferred Stock granted in fiscal 2014, as further detailed in note (2) below. In all cases, these amounts are computed in accordance with FASB ASC Topic 718. A description of the assumptions used for purposes of determining grant date fair value is set forth in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on March 19, 2015. The named executive officers will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options or warrants, as applicable.

(2)   On April 15, 2014, Mr. Rydzewski and Dr. Tinkelenberg received warrants to purchase 47,058 and 58,823 shares of Enumeral Series B Preferred Stock, respectively, in relation to the executives agreeing to take a temporary salary reduction, as detailed in the Summary Compensation Table above. In connection with the Merger, on July 31, 2014 Mr. Rydzewski’s and Dr. Tinkelenberg’s warrants to purchase Enumeral Series B Preferred Stock were converted into warrants to purchase 137,762 and 172,204 shares of our common stock, respectively. These warrants were granted outside of our 2014 Plan.

The following table provides information with respect to the 2014 Plan, as well as grants outside of the 2014 Plan, as of December 31, 2014.

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	2,730,963	(1)	$0.780	4,938,742
Equity compensation plans not approved by security holders	309,966	(2)	$0.726	—
Total	3,040,929		$0.774	4,938,742

____________

(1)   A total of 8,100,000 shares of our common stock were authorized for issuance pursuant to awards under the 2014 Plan as of December 31, 2014, of which 2,730,963 stock options have been awarded to participants under the 2014 Plan as of December 31, 2014. The amount listed above does not include 345,699 shares of restricted stock granted under the 2014 Plan as of December 31, 2014 and 84,596 shares previously granted pursuant to restricted stock awards under the 2014 Plan for which restrictions have lapsed as of December 31, 2014.

(2)   On April 15, 2014, Mr. Rydzewski and Dr. Tinkelenberg received warrants to purchase 47,058 and 58,823 shares of Enumeral Series B Preferred Stock, respectively, in relation to the executives agreeing to take a temporary salary reduction, as detailed in the Summary Compensation Table above. In connection with the Merger, on July 31, 2014 Mr. Rydzewski’s and Dr. Tinkelenberg’s warrants to purchase Enumeral Series B Preferred Stock were converted into warrants to purchase 137,762 and 172,204 shares of our common stock, respectively. These warrants were granted outside of our 2014 Plan.

Employment Agreements

John J. Rydzewski

On July 21, 2014, Enumeral and Mr. Rydzewski amended and restated his existing employment agreement, dated as of October 1, 2011. His amended and restated employment agreement provides, following the closing of the Merger and PPO, for (i) a term of employment of two years from July 21, 2014 that automatically renews for additional two-year terms unless terminated by Enumeral or Mr. Rydzewski, (ii) a base salary of $262,500, (iii) entitlement to participate in bonus plans which are approved by the Board for Enumeral employees generally, (iv) a stock option award to purchase 100,000 shares of Enumeral’s or, if applicable, the Company’s common stock with an exercise price equal to the fair market value of Enumeral’s common stock as determined by Enumeral’s board of directors and vesting in 48 equal monthly installments over 4 years beginning on July 31, 2014, (v) an incentive stock option award to purchase 200,000 shares of Enumeral’s or, if applicable, the Company’s common stock with an exercise price equal to the fair market value of Enumeral’s common stock as determined by Enumeral’s board of directors and vesting subject to performance-based criteria set forth in the employment agreement, and (vi) a warrant to purchase 47,058 shares of Enumeral’s Series B Preferred Stock subject to vesting conditions set forth in the employment agreement and exercisable at $2.125 per share.

Pursuant to the October 1, 2011 employment agreement, Mr. Rydzewski received (a) a restricted stock grant of 100,000 shares and (b) a stock option award to purchase 50,000 shares of Enumeral’s common stock, in each case subject to the vesting conditions set forth in the employment agreement and with an exercise price equal to the fair market value of Enumeral’s common stock as determined by Enumeral’s board of directors. Mr. Rydzewski exercised his option to purchase 50,000 options on July 25, 2012. Additionally, on January 2, 2013, Mr. Rydzewski received a restricted stock grant of 324,000 shares of Enumeral common stock, of which 13,500 shares were immediately vested upon grant and the balance vests in 46 equal monthly installments beginning on January 26, 2013.

Contemporaneous with the closing of the Merger and PPO, Mr. Rydzewski’s warrants and options to purchase shares of Enumeral common stock, as well as restricted grants of Enumeral common stock, were converted into warrants and options to purchase shares of our common stock, as well as restricted grants of our common stock, respectively.

On July 31, 2014, the Company agreed to assume the obligations of Enumeral under the amended and restated employment agreement.

Arthur H. Tinkelenberg, Ph.D.

On July 21, 2014, Enumeral and Dr. Tinkelenberg amended and restated his existing employment agreement, dated as of July 1, 2010. His amended and restated employment agreement provides, following the closing of the Merger and PPO, for (i) a term of employment of two years from July 21, 2014 that automatically renews for additional two-year terms unless terminated by Enumeral or Dr. Tinkelenberg, (ii) a base salary of $262,500, (iii) entitlement to participate in bonus plans which are approved by the Board for Enumeral employees generally, (iv) a stock option award to purchase 100,000 shares of Enumeral’s or, if applicable, the Company’s common stock with an exercise price equal to the fair market value of Enumeral’s common stock as determined by Enumeral’s board of directors and vesting in 48 equal monthly installments over 4 years beginning on July 31, 2014, (v) an incentive stock option award to purchase 200,000 shares of Enumeral’s or, if applicable, the Company’s common stock with an exercise price equal to the fair market value of Enumeral’s common stock as determined by Enumeral’s board of directors and vesting subject to performance-based criteria set forth in the employment agreement, and (vi) a warrant to purchase 58,823 shares of Enumeral’s Series B Preferred Stock subject to vesting conditions set forth in the employment agreement and exercisable at $2.125 per share.

Pursuant to the July 1, 2010 employment agreement, Dr. Tinkelenberg received (a) a restricted stock grant of 393,750 shares and (b) a stock option award to purchase 51,576 shares of Enumeral’s common stock, in each case subject to the vesting conditions set forth in the employment agreement (and which were fully vested prior to the closing of the Merger) and with an exercise price equal to the fair market value of Enumeral’s common stock as determined by Enumeral’s board of directors. Dr. Tinkelenberg exercised his 51,576 options on July 27, 2012. Additionally, on January 2, 2013, Dr. Tinkelenberg received a restricted stock grant of 324,000 shares of Enumeral common stock, of which 13,500 shares were immediately vested upon grant and the balance vests in 46 equal monthly installments beginning on January 26, 2013.

Contemporaneous with the closing of the Merger and PPO, Dr. Tinkelenberg’s warrants and options to purchase shares of Enumeral common stock, as well as restricted grants of Enumeral common stock, were converted into warrants and options to purchase shares of our common stock, as well as restricted grants of our common stock, respectively.

On July 31, 2014, we agreed to assume the obligations of Enumeral under the amended and restated employment agreement.

Kevin G. Sarney

Pursuant to his offer letter, dated July 25, 2014, Mr. Sarney serves as our Vice President of Finance and Chief Accounting Officer. Mr. Sarney’s offer letter provides that Mr. Sarney shall be entitled to a base salary of $200,000 and a target bonus of 25% of his base salary based on achievement of target milestone parameters, with such bonus being determined at the discretion of our board of directors. Pursuant to the offer letter, Mr. Sarney received an incentive stock option to purchase 350,000 shares of our common stock with an exercise price at the then fair market value of our common stock as determined by the board of directors. Of the 350,000 options, 75,000 vest on July 31, 2015 and 225,000 vest monthly over three years in 36 equal monthly installments beginning on August 31, 2015. The remaining 50,000 options vest upon satisfactory achievement of performance-based objectives.

Potential Payments upon Termination or Change in Control

Employment Agreements of Mr. Rydzewski and Dr. Tinkelenberg

If Mr. Rydzewski’s or Dr. Tinkelenberg’s employment was terminated for cause, death, disability or resigns for any reason (other than resignation for Good Reason, as such term is defined below), their employment agreements provide that such executive would have received the following:

•      any accrued but unpaid salary through the date of termination plus any accrued vacation;

•      any earned and declared but unpaid bonus for the most recently completed year;

•      reimbursement of any unreimbursed expenses; and

•      benefits in accordance with the terms of the applicable plans and programs of the Company.

In addition, all of the executive’s unvested stock or options shall immediately terminate and be cancelled.

If Mr. Rydzewski’s or Dr. Tinkelenberg’s employment is terminated by the Company other than for Cause or by Mr. Rydzewski or Dr. Tinkelenberg for Good Reason where a Change in Control has not occurred (as such terms are defined below), and provided that the executive executes the Company’s form of termination and release agreement, the executive will be entitled to the following:

•      base salary for the greater of twelve months or the remaining time until two years from the date of the closing of the Merger and PPO (the “Severance Period”);

•      all earned and declared but unpaid bonuses which are due and payable, including a pro rata portion of the current year’s potential bonus, calculated based on the then-current target bonus percentage (but no less than 40%), payable in lump sum, based upon achievement of then-current target milestones through the termination date of employment as determined in good faith by the Company’s compensation committee or board of directors, as applicable;

•      continued coverage for the Severance Period of all Company group insurance (including life, health, accident and disability insurance) and, to the extent permitted by applicable law, all other employee benefit plans, programs or arrangements in which the executive was participating at any time during the six month period preceding the termination of employment, provided that the Company will no longer be obligated to fund the cost of premiums for such plans and benefits in the event that the executive becomes eligible for similar insurance or other employee benefits from a new employer during the Severance Period;

•      continued vesting of any non-vested stock options and restricted stock granted pursuant to the employment agreement for the Severance Period pursuant to the vesting schedule set forth therein, as well as extension of the period to exercise vested stock options until five years following the expiration of the Severance Period, provided that if the executive breaches the terms of his employment agreement, all of the executive’s unvested options and shares of restricted stock will be immediately forfeited; and

•      payment for all accrued but unused vacation on the termination date of employment.

In addition, if a Change in Control occurs during the Severance Period, all non-vested stock options and shares of restricted stock shall immediately accelerate and become exercisable or non-forfeitable, as the case may be.

If Mr. Rydzewski’s or Dr. Tinkelenberg’s employment is terminated, or Mr. Rydzewski or Dr. Tinkelenberg resigned for Good Reason where a Change in Control has occurred, and provided that the executive executes the Company’s form of termination and release agreement, the executive will receive:

•      an amount equal to one year of base salary, payable immediately in one lump sum;

•      all bonuses which are due and payable, including the full amount of the current year’s target incentive bonus as if the then-current target milestones were achieved for the applicable year;

•      continued coverage for the Severance Period of all Company group insurance (including life, health, accident and disability insurance) and, to the extent permitted by applicable law, all other employee benefit plans, programs or arrangements in which the executive was participating at any time during the six month period preceding the termination of employment;

•      all non-vested stock options or restricted stock shall vest immediately and become exercisable or non-forfeitable and shall be exchanged for cash or freely tradable stock of the acquiring company, provided that in the event it is not possible for such stock options or restricted stock to be exchanged for cash or freely tradable stock of the acquiring company, the period to exercise vested stock options shall be extended until five years following the date such shares vested; and

•      payment for all accrued but unused vacation on the termination date of employment.

“Cause” is defined in Mr. Rydzewski’s and Dr. Tinkelenberg’s employment agreements as:

•      the executive’s conviction by a court of competent jurisdiction of any felony involving dishonesty, breach of trust or misappropriation or entry of a plea of nolo contendere thereto;

•      the commission of an act of fraud upon, breaching the duty of loyalty to, the Company or any of its subsidiaries;

•      a conviction for willful violation of any law, rule or regulation governing operation of the Company or any of its subsidiaries that is punishable by six months or more imprisonment;

•      the substantial and continuing failure or refusal of the executive, after seven days’ written notice thereof, to perform his or her job duties and responsibilities which failure or refusal is committed in bad faith (other than failure or refusal resulting from incapacity due to physical disability or mental illness);

•      the executive’s breach of his employment agreement that continues for more than seven days after written notice has been given to the executive; or

•      the deliberate and willful disregard for our rules or policies of the Company that results in a material and substantial loss, damage or injury to the Company.

“Good Reason” is defined in Mr. Rydzewski’s and Dr. Tinkelenberg’s employment agreements as:

•      a reduction in the executive’s then-current base salary or target bonus percentage;

•      any failure to offer to the executive at least the same level of benefits offered to similarly situated employees;

•      a significant diminution in the executive’s managerial authority, duties and responsibilities following a Change in Control of the Company;

•      the relocation of the executive’s primary business location to a location outside of the New York metropolitan area;

•      failure to pay to the executive any portion of his current base salary, bonus or benefits within 20 days of when such compensation is due, based upon the payment terms currently in effect, unless such payment is prohibited by law, regulation or rule; or

•      the Company’s failure to obtain a reasonably satisfactory agreement from any successor to the Company to assume and agree to perform the executive’s employment agreement.

“Change in Control” is defined in Mr. Rydzewski’s and Dr. Tinkelenberg’s employment agreements as:

•      the merger or consolidation of the Company with another entity, where, immediately after the transaction:

™      the Company’s stockholders immediately prior to the merger or consolidation beneficially own, directly or indirectly, less than 50% of the voting shares of the surviving entity in the consolidation or merger (or of its ultimate parent corporation, if any); or

™      persons who constitute the Company’s board of directors prior to the transaction cease to constitute at least a majority of the board of directors of the surviving entity in the consolidation or merger (or of its ultimate parent corporation, if any);

•      sale, lease or other transfer of all or substantially all of the Company’s assets or the exclusive license of all or substantially all of its patents, provisional patent applications and patent applications for substantially all uses to a third party;

•      any person (other than the Company, any of its subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan), together with all affiliates and associates of such person, becomes the beneficial owner of Company securities representing 50% or more of the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Company’s board of directors.

Director Compensation

Non-employee directors’ compensation generally is determined and awarded by our board of directors. Our board is responsible for, among other things, reviewing, evaluating and designing a director compensation package of a reasonable total value, typically based on comparisons with similar firms, and aligned with long-term interests of our stockholders, and reviewing director compensation levels and practices and considering, from time to time, changes in such compensation levels and practices. These matters also include making equity awards to non-employee directors from time to time under our equity-based plans. As part of these responsibilities, our board may request that our management provide the board with recommendations on non-employee director compensation and/or common director compensation practices, although the board retains its ultimate authority to take compensatory actions.

Prior to the Merger, the Company did not pay its non-employee directors an annual retainer. On August 4, 2014, our board of directors approved a director compensation program for non-employee directors. Newly elected non-employee board members will receive an option to purchase 60,000 shares of our common stock that will vest on a monthly basis over three years from date of grant, and a one-time option grant of 20,000 shares that will be fully vested upon their election to the board. Non-employee directors shall also be entitled an annual retainer at the rate of $20,000 per annum, which individual directors may elect to take in the form of cash, restricted stock or options to purchase common stock. The election shall be made on an annual basis at least 30 days prior to the beginning of a fiscal year.  Compensation taken in the form of restricted stock or options to purchase common stock shall vest over one year in four equal quarterly amounts on the first day of each fiscal quarter, provided the individual continues to serve as a director.

Directors who serve as members of the audit committee are entitled to additional compensation at the rate of $3,000 per annum, with the chairman of the audit committee being compensated at the rate of $6,000 per annum. Directors who serve as members of the compensation committee are entitled to additional compensation at the rate of $2,000 per annum, with the chairman of the compensation committee being compensated at the rate of $4,000 per annum. A director who serves in the position of lead independent director shall be entitled to compensation at the rate of $6,000 per annum. Pursuant to the terms of the director compensation program, all such board and committee fees shall be paid quarterly in advance.

On August 4, 2014, pursuant to the adoption of the director compensation program discussed above, we granted each of Mr. Rothstein and Drs. Buckland and Wolfe an option to purchase 20,000 shares of our common stock with an exercise price of $1.00 per share which are fully vested. In addition, on August 4, 2014 we also granted Dr. Wolfe an option to purchase 60,000 shares of our common stock with an exercise price of $1.00 per share, of which 36,667 shares were vested on the grant date and the remaining 23,333 shares vest monthly over a fourteen (14) month period commencing on September 1, 2014.

In connection with the Merger, John Rydzewski was elected Chairman of the Board of Directors and, pursuant to the adoption of his employment agreement, was granted an option to purchase 300,000 shares of our common stock. Also in connection with the Merger, Arthur Tinkelenberg was elected a director and, pursuant to the adoption of his employment agreement, was granted an option to purchase 300,000 shares of our common stock. Each of the option awards were made under our 2014 Plan. Additional information regarding the option awards may be found above under “Employment Agreements.”

The following table sets forth compensation actually paid to Enumeral non-employee directors during fiscal year 2014:

Name	Fees earned or paid in cash ($)(1)		Option awards ($)(2)	Total ($)
Barry Buckland, Ph.D.	30,917	(3)	16,400	47,317
Allan P. Rothstein	13,750		64,871	78,621
Paul J. Sekhri(4)	—		67,900	67,900
Robert L. Van Nostrand(4)	—		66,662	66,662
Daniel B. Wolfe, Ph.D.	11,667		65,600	77,267

____________

(1)  Except as otherwise specifically noted, the amounts set forth in this column represent fees paid for service on our board of directors and committees thereof.

(2)   These amounts represent the aggregate grant date fair value of stock option awards granted in fiscal year 2014 under the 2014 Plan, computed in accordance with FASB ASC Topic 718.  These amounts do not represent the actual amounts paid to or realized by the directors during fiscal year 2014, and there can be no assurance that the Topic 718 amount will ever be realized. A description of the assumptions we used for purposes of determining grant date fair value is set forth in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on March 19, 2015.

(3)   Represents the aggregate of (i) $20,500 paid to Dr. Buckland pursuant to his consulting and Scientific Advisory Board agreements with the Company and (ii) $10,417 paid to Dr. Buckland for service on our board of directors and committees thereof.

(4)   Messrs. Van Nostrand and Sekhri joined our board on December 1, 2014 and December 16, 2014, respectively.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

SEC rules require us to disclose any transaction or currently proposed transaction in which we are a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000.00 or one percent (1%) of the average of our total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of our common stock, or an immediate family member of any of those persons.

We completed the following offerings in which a person who was a related party at the time of the transaction participated (share and per share numbers below are without giving effect to the conversion of all Enumeral shares into shares of our common stock in the Merger):

(a)   During April and June, 2011, Enumeral completed a private placement with 22 accredited investors pursuant to which we sold 2,766,926 shares of Series A Preferred Stock, at price of $1.16 per share, or approximately $3,209,634 in the aggregate. The holders of the Series A Preferred Stock were entitled to receive non-cumulative dividends in preference to any dividends on Common Stock, at a rate of 8% per annum, payable upon declaration by the Board of Directors of the Company. Each share of the Series A Preferred Stock was originally convertible into one share of common stock and subsequently adjusted to 1.088 shares on June 15, 2011 because Enumeral issued less than 2,878,543 shares of Series A Preferred Stock by June 15, 2011. The Series A Preferred Stock ranked senior in all respects, including payment on liquidation, dividends, and redemption to shares of Common Stock of the Company. The Series A Preferred Stock had a per-share liquidation preference equal to one times the purchase price plus any accrued and unpaid dividends for each share of Series A Preferred Stock that is not converted prior to a liquidation event (as defined below). Thereafter, the assets of the Company would have been distributed ratably to the holders of Common Stock and Series A Preferred Stock until the Series A preferred stockholders receive a total amount inclusive of the liquidation preference three (3) times the purchase price, with all shares of Series A Preferred being treated as if converted into Common Stock. The holders of the Series A Preferred Stock had broad-based weighted average anti-dilution protection. The holders of the Series A Preferred Stock has the right of first refusal to purchase up its pro rata share of any future offering of equity securities. The holders of preferred stock were generally entitled one vote per share of Common Stock into which each share of and voted together with the Common Stock as shall vote together as one class. The holders of at least 50% of the preferred stock, voting as a separate class, was also required to approve certain actions, including the Merger. The holders of the Series A Preferred Stock also had certain rights to designate directors and were granted certain demand and piggy-back registration rights. In connection with the Merger, each share of Series A Preferred Stock was converted into 1.598075 shares of Common Stock, or 4,421,744 shares in the aggregate. Mr. Rydzewski, the Executive Chairman of Enumeral, Dr. Tinkelenberg, the Chief Executive of Enumeral, Dr. Buckland, a director of Enumeral, Harris & Harris Group, Inc., a holder of 5% or more of Enumeral’s securities, and Francesco Ostuni, the brother of Emanuele Ostuni (a director of Enumeral prior to the Merger), purchased 43,104, 65,000, 21,552, 646,551, and 60,914 respectively, of the securities in this offering.

(b)   During April 2011, Harris & Harris Group, Inc. (holder or 5% or more of Enumeral’s securities) received 310,487 shares of Series A Preferred Stock converted from principal of the Bridge Note that it acquired in December 2009 and from 8.00% interest earned on the Bridge Note for a total cost of $276,833.

(c)   During June and September, 2012, Enumeral completed a private placement with 24 accredited investors pursuant to which we sold 2,047,207 shares of Series A-1 Preferred Stock, at price of $1.30 per share, or approximately $2,661,369 in the aggregate. In connection with the Merger, each share of Series A-1 Preferred Stock was converted into 1.790947 shares of Common Stock, or 3,663,428 shares in the aggregate and were otherwise on the same terms as the Series A Preferred Stock. Mr. Rydzewski, Dr. Tinkelenberg, Dr. Buckland, and Harris & Harris Group, Inc. purchased 76,924, 57,693, 19,231, and 576,923, respectively, of the securities in this offering.

(d)   During April and September, 2013, Enumeral completed a private placement with 17 accredited investors pursuant to which we sold 1,833,798 shares of Series A-2 Preferred Stock, at price of $1.45 per share, or approximately $2,659,007 in the aggregate. In connection with the Merger, each share of Series A-2 Preferred Stock was converted into 1.997594 shares of our common stock, representing 3,663,177 shares in the aggregate. Mr. Rydzewski, Dr. Tinkelenberg, Mr. Rothstein, who became a director of Enumeral in September 2013, Jay and Tammy Levine, Mr. Rothstein’s brother-in-law and sister, and Harris & Harris Group, Inc. purchased 34,483, 34,483, 100,000, 100,000, and 724,138, respectively, of the securities in this offering.

(e)   During February and March 2014 and to fund operations prior to the Series B offering, Enumeral completed a private placement with 7 accredited investors pursuant to which we sold $750,000 principal amount of 12% Convertible Promissory Notes (the “Bridge Notes”). The Bridge Notes had a maturity of July 1, 2015 or if earlier, a Liquidity Event (as defined in Enumeral’s charter) and bore interest at the rate of 12% payable annually and automatically converts into either Series B Preferred Stock or common stock, at the option of holder of the Bridge Notes, upon achieving certain fundraising goals. Each noteholder also received a warrant to purchase 925.924 shares of common stock, for each $1,000 principal amount of Bridge Notes, or 694,443 in the aggregate. The warrants have an exercise price of $0.27 per share. In connection with the Merger, the principal and interest on the Bridge Notes were converted into 3,230,869 shares of our common stock. Mr. Rydzewski, Mr. Ostuni, Mr. Rothstein, Michael Weiss, a director of Enumeral at the time, and Harris & Harris Group, Inc. purchased $50,000 principal amount of the Bridge Notes and warrants to purchase 46,296 shares of Enumeral common stock, $10,000 principal amount of the Bridge Notes and warrants to purchase 9,259 shares of Enumeral common stock, $265,000 principal amount of the Bridge Notes and warrants to purchase 245,370 shares of Enumeral common stock, $50,000 principal amount of the Bridge Notes and warrants to purchase 46,296 shares of Enumeral common stock, and $250,000 principal amount of the Bridge Notes and warrants to purchase 231,481 shares of Enumeral common stock, respectively, in this offering.

(f)   During April 2014, Enumeral completed a private placement of 948,823 shares of Series B Preferred Stock. Harris & Harris Group, Inc. purchased 470,588 of the securities in this offering.

In September 2014, the Company and Dr. Buckland entered into a Scientific Advisory Board Agreement (the “SAB Agreement”) pursuant to which Dr. Buckland serves as chairman of our Scientific Advisory Board. The SAB Agreement supersedes Dr. Buckland’s previous consulting agreement entered into with Enumeral in April 2011, as subsequently amended, pursuant to which Dr. Buckland received 159,045 shares of Enumeral restricted common stock, as well as cash compensation for consulting services. Pursuant to the terms of the SAB Agreement, Dr. Buckland will receive compensation on an hourly or per diem basis, either in cash or, at Dr. Buckland’s election, in options to purchase the Company’s common stock, provided that any such compensation will not exceed $100,000 in any continuous twelve month period. The SAB Agreement has a term of two years.

In September 2013, Enumeral entered into a consulting agreement with Mr. Rothstein and his father, Norman Rothstein, to consult with Enumeral’s chief executive officer and senior members of management on various financing-related matters. Each of these individuals received 500,000 shares of Enumeral common stock valued at $0.27 per share as payment for their services provided to Enumeral, with one third vesting upon the execution of the consulting agreement in September 2013, one third vesting on December 14, 2013, and one third vesting on March 10, 2014. The consulting agreement was terminated on July 30, 2014.

In 2011, pursuant to a license agreement with Massachusetts Institute of Technology (“MIT”) Enumeral licensed certain intellectual property in exchange for the payment of upfront license fees and a commitment to pay annual license fees, patent costs, milestone payments, and, upon product commercialization, royalties sales of products covered by the licenses or income from corporate partners. J. Christopher Love, M.D., a co-founder of the Company, is an Associate Professor in the Department of Chemical Engineering at MIT and was the beneficial owner of more than 5% of Enumeral’s common stock at the time Enumeral entered into the license agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table below are deemed beneficially owned by the holders of such options and warrants and are deemed outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person. Subject to community property laws, where applicable, the persons or entities named in the tables below have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

The following table sets forth information with respect to the beneficial ownership of our common stock as of May 4, 2015 (the “Determination Date”), by (i) each stockholder known by us to be the beneficial owner of more than 5% of our common stock (our only classes of voting securities), (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. In addition, to our knowledge there is no arrangement, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

Title of class	Name and address of beneficial owner(1)	Amount and nature of beneficial ownership	Percent of class(2)
Common Stock	Harris & Harris Group, Inc.(3) 1450 Broadway, 24th Floor New York, NY 10018	9,796,490	18.3%
Common Stock	Daniel B. Wolfe, Ph.D. c/o Harris & Harris Group, Inc.(3) 1450 Broadway, 24th Floor New York, NY 10018	9,796, 490	18.3%
Common Stock	Mark Tompkins(4)	5,195,348	9.8%
Common Stock	Allan P. Rothstein(5)	2,107,964	4.1%
Common Stock	John J. Rydzewski(6)	1,478,430	2.9%
Common Stock	Arthur H. Tinkelenberg, Ph.D.(7)	1,469,230	2.8%
Common Stock	Barry Buckland, Ph.D.(8)	308,263	*
Common Stock	Paul J. Sekhri(9)	31,669	*
Common Stock	Robert L. Van Nostrand(10)	31,669	*
Common Stock	Derek Brand(11)	281,493	*
Common Stock	Anhco Nguyen, Ph.D.(12)	130,653	*
Common Stock	Kevin G. Sarney(13)	—	—
Common Stock	All of our directors and executive officers as a group (10 persons)(14)	15,635,861	28.5%

____________

*         Less than 1%

(1)      Unless otherwise set forth above, the address for each of the persons or entities listed above is c/o Enumeral Biomedical Holdings, Inc., 200 CambridgePark Drive, Suite 2000, Cambridge, MA 02140.

(2)      Applicable percentage ownership is based on 51,607,665 shares of Common Stock outstanding as of the Determination Date, together with securities exercisable or convertible into shares of Common Stock within 60 days after the Determination Date, for each shareholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(3)      Consists of 7,966,368 shares of common stock owned directly by Harris & Harris Group, Inc. (“Harris”), 255,120 shares that Harris has the right to acquire upon the exercise of warrants that are exercisable within 60 days of the Determination Date and 1,500,000 shares that Harris has the right to acquire upon the exercise of PPO Warrants that are exercisable within 60 days of the Determination Date, and 75,002 shares of common stock that Daniel B. Wolfe, a director of the Company, has the right to acquire upon the exercise of options that is exercisable within 60 days of the Determination Date provided however that Dr. Wolfe has assigned the economic benefit of the option to Harris. 7,966,368 shares of common stock and warrants to purchase 1,755,120 shares of common stock owned by Harris is pledged as security for a margin account. Dr. Wolfe, along with Douglas W. Jamison, Alexei Andreev and Misti Ushio, are managing directors of Harris and as such may be deemed to have shared voting and dispositive power over the share of common Stock beneficially owned by Harris. However, each of such persons disclaims beneficial ownership over such shares of Common Stock except as to their pecuniary interest therein of 325,651, 375,029, 301,576 and 292,602 shares, respectively.

(4)      Consists of 3,995,348 shares of common stock owned directly by Mr. Tompkins and 1,200,000 shares that Mr. Tompkins has the right to acquire upon the exercise of warrants that are exercisable within 60 days of the Determination Date, based on information provided by Mr. Tompkins as of April 8, 2015. Mr. Tompkins does not serve as an officer or director of the Company.

(5)      Consists of 1,728,960 shares of common stock owned directly by Mr. Rothstein, 270,427 shares that Mr. Rothstein has the right to acquire upon the exercise of warrants that are exercisable within 60 days of the Determination Date, 50,000 shares that Mr. Rothstein has the right to acquire upon the exercise of PPO warrants that are exercisable within 60 days of the Determination Date, and 58,577 shares that Mr. Rothstein has the right to acquire upon the exercise of options that are exercisable within 60 days of the Determination Date.

(6)      Consists of 1,264,637 shares of common stock owned directly by Mr. Rydzewski, 188,785 shares that Mr. Rydzewski has the right to acquire upon the exercise of warrants that are exercisable within 60 days of the Determination Date and 25,008 shares that Mr. Rydzewski has the right to acquire upon the exercise of options that are exercisable within 60 days of the Determination Date. Does not include shares that Mr. Rydzewski has the right to acquire upon exercise of options subject to performance based criteria, which criteria has not yet been achieved.

(7)      Consists of 1,272,018 shares of common stock owned directly by Dr. Tinkelenberg, 172,204 shares that Dr. Tinkelenberg has the right to acquire upon the exercise of warrants that are exercisable within 60 days of the Determination Date and 25,008 shares that Dr. Tinkelenberg has the right to acquire upon the exercise of options that are exercisable within 60 days of the Determination Date. Does not include shares that Dr. Tinkelenberg has the right to acquire upon exercise of options subject to performance based criteria, which criteria has not yet been achieved.

(8)      Consists of 68,882 shares of common stock owned directly by Dr. Buckland and 175,286 shares of common stock owned by BiologicB, LLC, a company wholly-owned by Mr. Buckland and 64,095 shares that Dr. Buckland has the right to acquire upon the exercise of options that are exercisable within 60 days of the Determination Date.

(9)      Consists of 31,669 shares that Mr. Sekhri has the right to acquire upon the exercise of options that are exercisable within 60 days of the Determination Date.

(10)   Consists of 31,669 shares that Mr. Van Nostrand has the right to acquire upon the exercise of options that are exercisable within 60 days of the Determination Date.

(11)   Consists of 281,493 shares that Mr. Brand has the right to acquire upon the exercise of options that are exercisable within 60 days of the Determination Date. Terms of certain options are described in such option agreements. Does not include shares that Mr. Brand has the right to acquire upon exercise of options subject to performance based criteria, which criteria has not yet been achieved.

(12)   Consists 130,653 shares that Dr. Nguyen has the right to acquire upon the exercise of options that are exercisable within 60 days of the Determination Date. Terms of certain options are described in such option agreements. Does not include shares that Dr. Nguyen has the right to acquire upon exercise of options subject to performance based criteria, which criteria has not yet been achieved

(13)   Mr. Sarney started with the Company on July 31, 2014. As of the date hereof, Mr. Sarney did not beneficially own any shares.

(14)   Shares are subject to the Voting Agreement as described above under “Election of Directors (Item 1)”

APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE SAY ON PAY PROPOSAL

(Item 2)

In accordance with Section 14A of the Exchange Act and Rule 14a-21(a), we are asking our stockholders to approve, in a separate advisory vote, the compensation of our named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K. Our executive compensation program is intended to link the compensation of the named executive officers to our performance and to reward the achievement of both short- and long-term business goals.

Our philosophy towards executive compensation is to create both short-term and long-term incentives based on the following principles:

•      Total compensation opportunities should be competitive. We believe that our overall compensation program should be competitive so that we can attract, motivate and retain highly qualified executives.

•      Total compensation should be related to our performance. We believe that our executives’ total compensation should be linked to achieving specified financial objectives which we believe will create stockholder value.

•      Total compensation should be related to executive’s performance. We believe that our executives’ total compensation should reward individual performance achievements and encourage individual contributions to achieve better performance.

•      Equity awards help executives think like stockholders. We believe that our executives’ total compensation should have an equity component because stock based equity awards help reinforce the executives’ long-term interest in our overall performance and thereby align the interests of the executive with the interests of our stockholders.

We are asking our stockholders to indicate their approval of the named executive officers’ compensation, as disclosed in this proxy statement, including the executive compensation tables and narrative discussion. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers for 2014. Accordingly, the following resolution is submitted for a vote of stockholders at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the executive compensation tables and narrative discussion, is hereby APPROVED.”

As this is an advisory vote, the results will not be binding on the Company or on our board of directors and will not require the Company or our board to take any action. The final decision of the compensation of the named executive officers remains with our board of directors, although they will consider the outcome of this vote when making future compensation decisions.

The Board of Directors unanimously recommends a vote “FOR” the approval, on a non-binding advisory basis, of the compensation of the named executive officers, as disclosed in this proxy statement.

APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF
THE SAY ON PAY FREQUENCY PROPOSAL

(Item 3)

In accordance with Section 14A of the Exchange Act and Rule 14a-21(b), we are asking our stockholders to indicate whether future advisory votes to approve the compensation of the named executive officers should be held every year, every two years or every three years.

Our board of directors has determined that our stockholders should have the opportunity to vote on the compensation of the named executive officers every year. Our board believes that giving the stockholders the right to cast an advisory vote every year on the compensation of the named executive officers will provide the stockholders with sufficient time to evaluate the effectiveness of our overall compensation program in the context of our long-term business results for the corresponding period, while avoiding over-emphasis on short-term variations in compensation and business results.

By voting on this proposal, stockholders are not approving or disapproving our board’s recommendation, but rather are indicating whether they prefer an advisory vote on named executive officer compensation be held every year, every two years or every three years. Stockholders may also abstain from voting.

As this is an advisory vote, the results will not be binding on the Company or on our board of directors, and our board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on our named executive officer compensation more or less frequently than the option selected by our stockholders.

We will provide our stockholders with the opportunity to vote on the frequency of advisory votes on our named executive officers’ compensation at our annual meetings at least once every six calendar years.

The Board of Directors unanimously recommends that an advisory vote on the compensation of our named executive officers be held every “ONE” year.

GRANT THE BOARD OF DIRECTORS DISCRETIONARY AUTHORITY TO AMEND
 THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE SPLIT OF THE COMPANY’S COMMON STOCK

(Item 4)

General

On April 29, 2015, our Board adopted the RS Amendment to Article IV of our Certificate of Incorporation effecting a Reverse Split of our Common Stock at a ratio of not less than one-for-five and no more than one-for-fifteen with such ratio to be determined by the Board and in its sole discretion with such Reverse Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion. The Board is now asking you to approve this RS Amendment.

Effecting the Reverse Split requires that Article IV of our Certificate of Incorporation be amended by filing a certificate of amendment. The form of certificate of amendment is attached as Appendix A to this Proxy Statement. If approved, the RS Amendment will be effective upon the filing of the certificate of amendment (or on such date and time as specified therein) substantially in the form attached as Appendix A with the Secretary of State of the State of Delaware with such filing to occur, if at all, by the Board in its sole discretion.

If the Board determines to effect the Reverse Split, the intent is to increase the stock price of our Common Stock, which is currently trading on the OTCQB, to a level sufficiently above the minimum bid price requirement that is required for initial listing on either The Nasdaq Capital Market or the NYSE MKT (each, an “Exchange”) such that the Board, in its sole discretion, may apply for initial listing on one of the Exchanges, at such time as we otherwise meet the other quantitative and qualitative requirements for listing. Upon determination by the Board that it will pursue listing on one of the Exchanges (and we otherwise meet the listing criteria) and the stock price of our Common Stock is trading below such minimum bid price requirement, the Board will select an appropriate ratio and file the certificate of amendment with the Secretary of State of the State of Delaware.

One principal effect of the Reverse Split would be to decrease the number of outstanding shares of our Common Stock. Except for de minimus adjustments that may result from the treatment of fractional shares as described below, the Reverse Split will not have any dilutive effect on our stockholders since each stockholder would hold the same percentage of our Common Stock outstanding immediately following the Reverse Split as such stockholder held immediately prior to the Reverse Split. The relative voting and other rights that accompany the shares of Common Stock would not be affected by the Reverse Split. The table below sets forth the number of shares of our Common Stock outstanding before and after the Reverse Split based on 51,607,665 shares of Common Stock outstanding as of the Record Date.

	Prior to a Reverse Split	Assuming a one-for-five Reverse Split	Assuming a one-for-fifteen Reverse Split
Aggregate Number of Shares of Common Stock	51,607,665	10,321,533	3,440,511

Although the Reverse Split will not have any dilutive effect on our stockholders, the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will decrease because the Reverse Split does not change the current authorized number of shares of capital stock from 310,000,000 shares, consisting of 300,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. There are currently no shares of Preferred Stock issued and outstanding. The remaining authorized shares of Common Stock and Preferred Stock may be used for various purposes, including, without limitation, raising capital, providing equity incentives to employees, officers or directors, effecting stock dividends, establishing strategic relationships with other companies and expanding our business through the acquisition of other businesses or products. We do not currently have any plans, proposals or arrangements to issue any of the authorized shares which would become newly available as a result of the Reverse Split, as the Company currently has sufficient authorized shares to be issued in connection with any planned capital raise or outstanding securities, including options and warrants. Nevertheless, in order to support our projected need for additional equity capital and to provide flexibility to raise the capital as necessary, our Board believes the number of shares of Common Stock should be maintained at 300,000,000 shares and the number of shares of authorized Preferred Shares should remain at 10,000,000 shares.

Reasons for the Reverse Split

The Board’s primary objective in proposing the Reverse Split is to enable the Board, if necessary or if the Board otherwise desires, to raise the per share trading price of our Common Stock, which is currently trading only on the OTCQB, to allow for a listing of our Common Stock on either Exchange (assuming that at the time we submit our listing application, we will otherwise satisfy the other listing criteria of the applicable Exchange). Neither our Board nor the Company currently has intentions of going private. The Reverse Split is not intended to be a first step in a going private transaction, and will not have the effect of a going private transaction covered by Rule 13e-3 under the Exchange Act. As of May 15, 2015, we had 322 stockholders of record, of which no stockholder holds fewer than 5,000 shares of our common stock. We are seeking authority to effect the Reverse Split at a ratio of no less than one-for-five and no more than one-for-fifteen, with such ratio to be determined by our Board. Based upon the May 15, 2015 information available to us, if our Board selected the highest split ratio of one-for-fifteen, no stockholder would hold less than 333 shares after giving effect to the Reverse Split. Given the foregoing, we do not anticipate that the proposed Reverse Split will cash out any stockholder, nor will the Reverse Split result in the total number of holders of our common stock falling below 300.

Upon receiving stockholder approval, the Board may, in its sole discretion, select an appropriate ratio and file the certificate of amendment with the Secretary of State of the State of Delaware. Thereafter, the Board may, in its sole discretion, seek to obtain either Exchange’s approval for listing on such Exchange.

Our Board has determined that by increasing the market price per share of our Common Stock, we would meet the stock price element of the listing requirements of either Exchange and our Common Stock could be listed on such Exchange if we meet the other listing and corporate governance requirements of the applicable Exchange. Our Board concluded that the liquidity and marketability of our Common Stock may be adversely affected if it is not quoted on a national securities exchange as investors can find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our Common Stock. Our Board believes that current and prospective investors and the brokerage community may view an investment in our Common Stock more favorably if our Common Stock is quoted on either Exchange.

Our Board also has confidence that the Reverse Split and any resulting increase in the per share price of our Common Stock should enhance the acceptability and marketability of our Common Stock to the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of our Common Stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Brokerage houses frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks. Further, because brokers’ commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase our Common Stock.

We cannot assure you that the Board will ultimately determine to effect the Reverse Split or, if effected, that the Reverse Split will have any of the desired effects described above. More specifically, we cannot assure you that after the Reverse Split the market price of our Common Stock will increase proportionately to reflect the ratio for the Reverse Split, that the market price of our Common Stock will not decrease to its pre-split level, that our market capitalization will be equal to the market capitalization before the Reverse Split, or that we will satisfy the other listing criteria or will be listed on either Exchange, or once initially listed, that we will be able to maintain such listing.

Requirements for Listing on Exchanges

In order to list our Common Stock on one of the Exchanges, among other requirements, our Common Stock must maintain a minimum bid price of $4.00 for The Nasdaq Capital Market or $3.00 for NYSE MKT. Our Board has considered the potential advantages to us if our Common Stock is listed on the Exchanges and has concluded that even though the desired effects cannot be assured, it is in the best interests of our Company and our stockholders to effect the Reverse Split to help attain a $4.00 or $3.00 bid price and ensure compliance with the listing requirements of the respective Exchanges.

Potential Disadvantages of the Reverse Split

As noted above, the principal purpose of the Reverse Split would be to help increase the per share market price of our Common Stock by up to factor of fifteen. We cannot assure you, however, that the Reverse Split will accomplish this objective for any meaningful period of time. While we expect that the reduction in the number of outstanding shares of Common Stock will increase the market price of our Common Stock, we cannot assure you that the Reverse Split will increase the market price of our Common Stock by an equivalent multiple, or result in any permanent increase in the market price of our Common Stock. The price of our Common Stock is dependent upon many factors, including our business and financial performance, general market conditions and prospects for future success. If the per share market price does not increase proportionately as a result of the Reverse Split, then the value of our Company as measured by our market capitalization will be reduced, perhaps significantly.

The number of shares held by each individual stockholder would be reduced if the Reverse Split is implemented. This may also increase the number of stockholders who hold less than a “round lot,” or 100 shares. This has two disadvantages. First, the rules of the Nasdaq and NYSE MKT require that we have 300 and 400 round lot stockholders, respectively, to be listed on such Exchange. Second, the transaction costs to stockholders selling “odd lots” are typically higher on a per share basis. Consequently, the Reverse Split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their position.

Although our Board believes that the decrease in the number of shares of our Common Stock outstanding as a consequence of the Reverse Split and the anticipated increase in the market price of our Common Stock could encourage interest in our Common Stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Split.

Effecting the Reverse Split

Upon receipt of stockholder approval for the RS Amendment, if our Board concludes that it is in the best interests of our Company and our stockholders to effect the Reverse Split, the certificate of amendment will be filed with the Secretary of State of the State of Delaware. The actual timing of the filing of the Amendment with the Secretary of State of the State of Delaware to effect the Reverse Split will be determined by our Board. In addition, if for any reason our Board deems it advisable to do so, the Reverse Split may be abandoned at any time prior to the filing of the amendment, without further action by our stockholders. In addition, our Board may deem it advisable to effect the Reverse Split even if the price of our Common Stock is above $4.00 (or $3.00 in the case of a listing on the NYSE MKT) at the time the Reverse Split is to be effected. The Reverse Split will be effective as of the date of filing with the Secretary of State of the State of Delaware or at such time and date as specified in the certificate of amendment (the “Effective Time”).

Upon the filing of the certificate of amendment, without further action on our part or our stockholders, the outstanding shares of Common Stock held by stockholders of record as of the Effective Time would be converted into a lesser number of shares of Common Stock based on a Reverse Split ratio as determined by the Board in its sole discretion. For example, if you presently hold 2,000 shares of our Common Stock, you would hold 400 shares of our Common Stock following the Reverse Split if the ratio is one-for-five or you would hold 133 shares of our Common Stock if the ratio is one-for-fifteen.

Effect on Outstanding Shares, Options and Certain Other Securities

If the Reverse Split is implemented, the number of shares our Common Stock owned by each stockholder will be reduced in the same proportion as the reduction in the total number of shares outstanding, such that the percentage of our Common Stock owned by each stockholder will remain unchanged except for any de minimus change resulting from cash in lieu of any fractional shares that such stockholder would have received as a result of the Reverse Split. The number of shares of our Common Stock that may be purchased upon exercise of outstanding options or other securities convertible into, or exercisable or exchangeable for, shares of our Common Stock, and the exercise or conversion prices for these securities, will also be ratably adjusted in accordance with their terms as of the Effective Time.

	Prior to a Reverse Split	Assuming a one-for-five Reverse Split	Assuming a one-for-fifteen Reverse Split
Warrants	24,803,409	4,960,681	1,653,560
Plan Options	2,730,963	546,192	182,064
Non-Plan Options	309,966	61,993	20,664

Effect on Registration and Stock Trading

Our Common Stock is currently registered under Section 12(g) of the Exchange Act and we are subject to the periodic reporting and other requirements of the Exchange Act. If our Common Stock becomes listed on an Exchange, we file a short form registration statement for our Common Stock to be registered under Section 12(b) of the Exchange Act.

If the proposed Reverse Split is implemented and our application for listing is otherwise accepted on The Nasdaq Capital Market or the NYSE MKT, we will request that our Common Stock be listed under the symbol “ENUM,” however we cannot guarantee that the respective Exchange will permit our use of “ENUM.” If “ENUM” is not available to us, we will announce our new symbol as soon as practicable.

Fractional Shares; Exchange of Stock Certificates

Our Board does not intend to issue fractional shares in connection with the Reverse Split. Therefore, we do not expect to issue certificates representing fractional shares. Holders of record of our Common Stock who otherwise would be entitled to receive fractional shares because they hold, as of a date prior to the Effective Time of the Reverse Split, a number of shares of our common stock not evenly divisible will be entitled, upon surrender of certificate(s) representing such shares, to a cash payment in lieu thereof. The cash payment will equal the product obtained by multiplying (a) the fraction to which the stockholder would otherwise be entitled by (b) the per share closing sales price of our Common Stock on the day immediately prior to the Effective Time of the Reverse Split, as quoted on the OTCQB. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefore as described herein.

Holders of our Common Stock should be aware that, under the escheat laws of the various jurisdictions where our stockholders reside, where we are domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, holders of our Common Stock otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

As of the Record Date, we had 323 holders of record of our Common Stock (although we have significantly more beneficial holders). We do not expect the Reverse Split to result in a significant reduction in the number of record holders. We presently do not intend to seek any change in our status as a reporting company for federal securities law purposes, either before or after the Reverse Split, except to have our Common Stock moved from a registration pursuant to Section 12(g) to Section 12(b) under the Exchange Act.

On or after the Effective Time, we will mail a letter of transmittal to each stockholder. Each stockholder will be able to obtain a certificate evidencing his, her or its post-Reverse Split shares only by sending Island Stock Transfer, as the exchange agent, the stockholder’s old stock certificate(s), together with the properly executed and completed letter of transmittal and such evidence of ownership of the shares as we may require. Stockholders will not receive certificates for post-Reverse Split shares unless and until their old certificates are surrendered. Stockholders should not forward their certificates to the exchange agent until they receive the letter of transmittal, and they should only send in their certificates with the letter of transmittal. The exchange agent will send each stockholder a new stock certificate after receipt of that stockholder’s properly completed letter of transmittal and old stock certificate(s).

Stockholders who hold shares in street name through a nominee (such as a bank or broker) will be treated in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse Split for their beneficial holders. However, nominees may have different procedures and stockholders holding shares in street name should contact their nominees. Stockholders will not have to pay any service charges in connection with the exchange of their certificates.

Authorized Shares

If and when our Board elects to effect the Reverse Split, the authorized number of shares of our Common Stock will remain at 300,000,000. Accordingly, there will be no reduction in the number of authorized shares of our Common Stock in proportion to the Reverse Split ratio. As a result, the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will decrease and the additional authorized shares of Common Stock will be available for issuance at such times and for such purposes as our Board may deem advisable without further action by our stockholders, except as required by applicable laws and regulations. If our Common Stock is initially listed on either Exchange, stockholder approval must be obtained, under applicable Nasdaq and NYSE MKT rules, prior to the issuance of shares for certain purposes, including the issuance of Common Stock equal to or greater than 20% of our then outstanding shares of Common Stock in connection with a private refinancing or an acquisition or merger, unless an exemption is available from such approval. Such an exemption would be available if our audit committee at that time authorized the filing of a prior written application with Nasdaq or NYSE MKT, as applicable, to waive the stockholder vote requirement if it believed the delay associated with securing such vote would seriously jeopardize our financial viability and the Exchange granted us such an exemption.

The Reverse Split will have no effect on our authorized preferred stock because there are no shares of preferred stock currently outstanding.

In accordance with our Certificate of Incorporation and Delaware law, our shareholders do not have any preemptive rights to purchase or subscribe for any of our unissued or treasury shares.

Anti-Takeover and Dilutive Effects

The purpose of maintaining our authorized Common Stock at 300,000,000 after the Reverse Split is to facilitate our ability to raise additional capital to support our operations, not to establish any barriers to a change of control or acquisition of our Company. The shares of Common Stock that are authorized but unissued provide our Board with flexibility to effect, among other transactions, public or private refinancings, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by our Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. The Reverse Split would give our Board authority to issue additional shares from time to time without delay or further action by the stockholders except as may be required by applicable law or the rules of the applicable Exchange. The Reverse Split is not being recommended in response to any specific effort of which we are aware to obtain control of us, nor does our Board have any present intent to use the authorized but unissued Common Stock to impede a takeover attempt. There are no plans or proposals to adopt other provisions or enter into any arrangements that have material anti-takeover effects.

In addition, the issuance of additional shares of Common Stock for any of the corporate purposes listed above could have a dilutive effect on earnings per share and the book or market value of our outstanding Common Stock, depending on the circumstances, and would likely dilute a stockholder’s percentage voting power in us. Holders of our Common Stock are not entitled to preemptive rights or other protections against dilution. Our Board intends to take these factors into account before authorizing any new issuance of shares.

Accounting Consequences

As of the Effective Time, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately based on the Reverse Split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of our Common Stock outstanding.

Federal Income Tax Consequences

The following summary describes certain material U.S. federal income tax consequences of the Reverse Split to holders of our Common Stock. This summary addresses the tax consequences only to a beneficial owner of our Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock (a “U.S. holder”). This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to persons that may be subject to special treatment under U.S. federal income tax law or persons that do not hold our Common Stock as “capital assets” (generally, property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Split.

Each stockholder should consult his, her or its own tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the Reverse Split.

The Reverse Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, no gain or loss should be recognized by a U.S. holder upon the Reverse Split. Accordingly, the aggregate tax basis in the Common Stock received pursuant to the Reverse Split should equal the aggregate tax basis in the Common Stock surrendered and the holding period for the Common Stock received should include the holding period for the Common Stock surrendered.

No Appraisal Rights

Under the General Corporation Law of the State of Delaware, our stockholders are not entitled to appraisal rights with respect to the Reverse Split, and we will not independently provide our stockholders with any such rights.

Text of Proposed Amendment; Effectiveness

The text of the proposed certificate of amendment is set forth in Appendix A to this Proxy Statement. If and when effected by our Board, the certificate of amendment will become effective upon its filing with the Secretary of State of the State of Delaware.

Required Vote

Approval of the RS Amendment requires the affirmative vote of a majority of the issued and outstanding shares of Common Stock voting as one class. Abstentions are considered present for purposes of establishing a quorum but will count as a vote against the RS Amendment.

The Board of Directors unanimously recommends a vote “FOR” the approval, of the RS Amendment, as disclosed in this proxy statement.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

(Item 5)

The audit committee has selected Friedman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 and has further directed that the appointment of Friedman LLP as our independent registered public accounting firm be submitted to our stockholders for ratification at the Annual Meeting. Representatives of Friedman LLP are expected to be available at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

Neither our amended and restated by-laws nor any other governing document or law require stockholder ratification of the appointment of Friedman LLP as our independent registered public accounting firm. However, the appointment of Friedman LLP is being submitted to our stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the audit committee will reconsider whether or not to retain Friedman LLP. Even if the appointment is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of our stockholders.

On July 31, 2014, Anton & Chia, LLP was dismissed as our independent registered public accounting firm. On the same date, Friedman LLP was engaged as our new independent registered public accounting firm. Our board of directors approved the dismissal of Anton & Chia, LLP and approved the engagement of Friedman LLP as our independent registered public accounting firm.

None of the reports of Anton & Chia, LLP on our financial statements for past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that our audited financial statements contained in our Annual Report on Form 10-K for the fiscal year ended October 31, 2013, filed with the SEC, included a going concern qualification in the report of Anton & Chia, LLP.

During our fiscal years ended October 31, 2013 and 2012, and the subsequent interim periods preceding their dismissal, there were no disagreements with Anton & Chia, LLP, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Anton & Chia, LLP, would have caused them to make reference to the subject matter of the disagreement in connection with their report on our financial statements.

We have provided to each of Anton & Chia, LLP and Friedman LLP a copy of the disclosures it is making in this proxy statement and has requested that each of Anton & Chia, LLP and Friedman LLP furnish it with a brief statement, not to exceed 200 words, if they disagree with the above statements.

During the two most recent fiscal years and the interim periods preceding the engagement, and through the date of this proxy statement, neither the Company nor anyone on our behalf has previously consulted with Friedman LLP regarding either (a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided nor oral advice was provided to the Company that Friedman LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph 304(a)(1)(v)) of Regulation S-K).

Principal Accounting Audit Fees and Services

As a matter of corporate governance, we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee.

The following table shows the fees billed by Friedman LLP for audit and other services provided for the fiscal year ended December 31, 2014. All of the services described in the following fee table were approved in conformity with the audit committee’s pre-approval process.

Type of Fee	2014
Audit Fees(1)	$217,036
Audit Related Fees(2)	—
Tax Fees(3)	—
All Other Fees(4)	—
Total	$217,036

____________

(1)   Audit Services – This category includes the audit of the Company’s annual financial statements and services that are normally provided by independent auditors in connection with the engagement for fiscal years.

(2)   Audit Related Services – This category consists of fees reasonably related to the performance of the audit or review of the Company’s financial statements that are not reported as “Audit Fees.”

(3)   Tax Services – This category consists of tax compliance, tax advice and tax planning work.

(4)   All Other Fees – This category consists of fees for other miscellaneous items.

The following table sets forth the approximate aggregate fees for professional audit services rendered by Anton & Chia, LLP for the audit and other service for the fiscal year ended October 31, 2013:

Type of Fee	2013
Audit Fees(1)	$4,420
Audit Related Fees(2)	4,820
Tax Fees(3)	—
All Other Fees(4)	—
Total	$9,240

____________

(1)   Audit Services – This category includes the audit of the Company’s annual financial statements and services that are normally provided by independent auditors in connection with the engagement for fiscal years.

(2)   Audit Related Services – This category consists of fees reasonably related to the performance of the audit or review of the Company’s financial statements that are not reported as “Audit Fees.”

(3)   Tax Services – This category consists of tax compliance, tax advice and tax planning work.

(4)   All Other Fees – This category consists of fees for other miscellaneous items.

Required Vote

Ratification of the appointment of the independent auditors requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and entitled to vote on such matter at the Annual Meeting.

The Board of Directors recommends a vote FOR this proposal. Proxies received by the Board of Directors will be so voted unless stockholders specify in their proxy a contrary choice.

AUDIT COMMITTEE REPORT

Report of the Audit Committee

The audit committee is comprised of three independent directors and operates under a written charter adopted by the board of directors. The audit committee reviews and reassesses the adequacy of the charter at least annually. The audit committee approves and recommends to the board of directors, the selection of the Company’s independent registered public accounting firm. The audit committee meets with and holds discussions with management and Friedman LLP, the Company’s independent registered public accounting firm.

The audit committee oversees the Company’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 with management including a discussion of the quality, the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The audit committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, the audit committee’s judgments as to the quality, not just the acceptability, of the Company’s accounting principles, and such other matters as are required to be discussed with the audit committee by the Standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), including PCAOB Auditing Standard No. 16, Communications With Audit Committees, the rules of the SEC.

In addition, the audit committee has discussed with the independent registered public accounting firm the independence of the independent registered public accounting firm from management and the Company, including the matters in the written disclosures and letter from the independent registered public accounting firm to the audit committee required by Rule 3526 of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and considered the compatibility of non-audit services with the independence of the independent registered public accounting firm.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board of directors approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC. The audit committee and the board of directors also recommended, subject to ratification by the Company’s stockholders, the appointment of Friedman LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

Friedman LLP has served as the Company’s independent registered public accounting firm and has audited its consolidated financial statements since July 2014.

THE AUDIT COMMITTEE

Daniel B. Wolfe, Ph.D., Chairman
Paul J. Sekhri
Robert L. Van Nostrand
Dated: May 6, 2015

STOCKHOLDER PROPOSALS

Our stockholders may submit proposals on matters appropriate for stockholder action at meetings of our stockholders in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to the 2016 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by the Company no later than January 19, 2016. If a proposal is not received by such date, our management will have discretionary authority to vote any and all of the proxies received in that solicitation. However, if our 2016 annual meeting of stockholders is not held within 30 days before or after the first anniversary of our 2015 annual meeting, then the deadline will be a reasonable time prior to the time we begin to print and mail our proxy materials. Such proposals should be submitted to our Corporate Secretary at Enumeral Biomedical Holdings, Inc., 200 CambridgePark Drive, Suite 2000, Cambridge, Massachusetts 02140.

Our amended and restated by-laws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received in writing by our Corporate Secretary at Enumeral Biomedical Holdings, Inc., 200 CambridgePark Drive, Suite 2000, Cambridge, MA 02140 not later than 90 days before or earlier than 120 days before the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s annual meeting of stockholders and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at our 2016 annual meeting, such a proposal must be received by the Company no earlier than January 19, 2016 and no later than February 18, 2016. If the date of the 2016 annual meeting is changed to a date that is more than 30 days prior to or delayed by more than 60 days after the first anniversary of the date of our 2015 annual meeting, our Corporate Secretary must receive such notice no later than the close of business on the later of (i) the 90th day before such annual meeting or (ii) the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Company.  We also advise our stockholders to review our amended and restated by-laws, which contain additional requirements about advance notice of stockholder proposals and director nominations. The chairman of the 2016 annual meeting of stockholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting. In addition, if you do not also comply with the requirements of Regulation 14A under the Exchange Act, our management will have discretionary authority to vote all shares for which it has proxies in opposition to any such stockholder proposal or director nomination.

ANNUAL REPORT

A copy of our Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the SEC, including copies of the exhibits to the annual report on Form 10-K if specifically requested, is available without charge upon written request of any stockholder. Please address all such requests to Enumeral Biomedical Holdings, Inc., 200 CambridgePark Drive, Suite 2000, Cambridge, MA 02140. Attention: Corporate Secretary; or by telephone at 617-945-9146.

By Order of the Board of Directors

Matthew A. Ebert Secretary
May ___, 2015

APPENDIX A

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ENUMERAL BIOMEDICAL HOLDINGS, INC.

Under Section 242 of the General Corporation Law

IT IS HEREBY CERTIFIED THAT:

1.    The name of the corporation is Enumeral Biomedical Holdings, Inc.

2.    The amended and restated certificate of incorporation was filed by the secretary of state on the 31st day of July, 2014.

3.    This Amendment to the Amended and Restated Certificate of Incorporation is filed pursuant to Section 242(a)(3) of the General Corporation Law to reflect a one-for-_______ reverse stock split so that for every ___________ shares of the Corporation’s issued and outstanding Common Stock, $.001 par value, the holder of such shares will receive one new share of Common Stock, $.001 par value. No fractional shares shall be issued and, in lieu thereof, the Corporation’s transfer agent shall cancel all fractional shares and stockholders shall receive a cash payment from the transfer agent in an amount equal to their respective pro rata shares of the total net proceeds of that sale based on the fair market value of such fractional shares on the date of the filing of this amendment.

4.    Prior to the filing of this amendment, the Corporation had an authorized capital of 310,000,000 shares of capital stock consisting of 300,000,000 shares of Common Stock, par value of $.001 per share and 10,000,000 shares of Preferred Stock, $.001 per share. Prior to this amendment, there were _________ shares of Common Stock issued and outstanding, _________ shares held in treasury and __________ authorized and unissued shares of Common Stock. As a result of this amendment, the _______ shares of Common Stock issued and outstanding has become ________ shares of Common Stock, $.001 par value; the _________ shares of treasury stock has become _______ shares of Common Stock, $.001 par value, and the __________ authorized and unissued shares of Common Stock have become _________shares of Common Stock, $.001 par value. Of the 10,000,000 shares of Preferred Stock authorized, none of the shares of Preferred Stock are issued and outstanding. The Reverse Stock Split will have no effect on authorized Preferred Stock.

5.    Pursuant to Section 242 of the General Corporation Law, this amendment to the Amended and Restated Certificate of Incorporation was authorized by unanimous consent of the board of directors of the Corporation on __________, 2015 pursuant to Section 242(b)(1) of the General Corporation Law and by a majority of the outstanding shares entitled to vote at a meeting of stockholders of the Corporation pursuant to Section 242(b)(2) of the General Corporation Law.

VOTE BY INTERNET – www.proxyandprinting.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 pm Eastern time on Wednesday, June 17, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – (727) 289-0010
Use any touch-tone telephone to transmit your voting instructions up until 11:59 pm Eastern time on Wednesday, June 17, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Island Stock Transfer, 15500 Roosevelt Boulevard, Suite 301, Clearwater, Florida 33760.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ENUMERAL BIOMEDICAL HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect the following two nominees to serve until the 2018 Annual Meeting of Stockholders.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) John J. Rydzewski 02) Arthur H. Tinkelenberg, Ph.D.

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain
2. To approve, on a non-binding advisory basis, the executive compensation of the Company's named executive officers during 2014.		☐	☐	☐
The Board of Directors recommends you vote 1 year on the following proposal:	**3 years**	**2 years**	**1 year**	**Abstain**
3. To approve, on a non-binding advisory basis, the frequency for the advisory vote to approve the compensation of the Company's named executive officers.	☐	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposals:		**For**	**Against**	**Abstain**
4. To approve a proposal to grant the Company's Board of Directors authority to amend the Company's Certificate of Incorporation to effect a reverse stock split of the Company's Common Stock, $.001 par value.		☐	☐	☐
5. To ratify the appointment of Friedman LLP as the Company`s independent registered public accounting firm for the fiscal year ending December 31, 2015.		☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other matters which may properly come before the annual meeting or any adjournments or postponements thereof.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS DIRECTED.

IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS INDICATED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST FOR THE ELECTION OF BOTH DIRECTOR NOMINEES LISTED ABOVE, "FOR" PROPOSAL 2, "1 YEAR" ON PROPOSAL 3, "FOR" PROPOSAL 4 AND "FOR" PROPOSAL 5.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and The Annual Report on Form 10-K are available at **www.proxyandprinting.com**.

ENUMERAL BIOMEDICAL HOLDINGS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON June 18, 2015 at 12:00 noon local time at 200 CambridgePark Drive, Suite 2000, Cambridge, Massachusetts 02140

The undersigned stockholder of Enumeral Biomedical Holdings, Inc., a Delaware corporation (the "Company"), hereby appoints Arthur H. Tinkelenberg, Ph.D. and Kevin G. Sarney, or either of them, as proxies for the undersigned with full power of substitution in each of them, to attend and to represent the undersigned at the 2015 Annual Meeting of Stockholders of the Company to be held on June 18, 2015 at 12:00 noon local time at 200 CambridgePark Drive, Suite 2000, Cambridge, Massachusetts 02140, and any adjournments or postponements thereof, to cast on behalf of the undersigned all votes which the undersigned would be entitled to cast at the meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.

Whether or not you expect to attend in person, we urge you to authorize your proxy by phone, via the Internet, or by signing, dating, and returning this proxy card at your earliest convenience. This will help to ensure the presence of a quorum at the meeting. Promptly authorizing your proxy will save the Company the expense and extra work of additional solicitation. An addressed envelope, for which no postage is required if mailed in the United States, is enclosed if you wish to authorize your proxy by mail. Submitting your proxy now will not prevent you from voting the shares at the meeting if you desire to do so, as your vote by proxy is revocable at your option.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side